UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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INFINITY PROPERTY AND CASUALTY CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INFINITY PROPERTY AND CASUALTY CORPORATION

3700 Colonnade Parkway

Suite 600

Birmingham, Alabama 35243

Notice of Annual Meeting of Shareholders

and Proxy Statement

To be Held on May 26, 2010

Dear Shareholder:

We invite you to attend our Annual Meeting of Shareholders on May 26, 2010, in Birmingham, Alabama. At the meeting, you will hear a report on our operations and have an opportunity to meet our directors and executives.

This booklet includes the formal notice of the meeting and the Proxy Statement. The Proxy Statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and provides information about the nominees to our Board.

We are pleased again to take advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, this Notice of Annual Meeting of Shareholders contains instructions on how to access and review our Proxy Statement and our 2009 Annual Report over the Internet. The Company believes that this process allows us to provide our shareholders with the information they need in a timelier manner.

All shareholders are important to us. We want your shares to be represented at the meeting and urge you either to use the electronic voting system, if available to you through your broker, or to promptly complete and return your proxy form.

Samuel J. Simon
Secretary

Birmingham, Alabama

April 19, 2010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF INFINITY PROPERTY AND CASUALTY CORPORATION

Date:	Wednesday, May 26, 2010

Time:	10:00 a.m., Central Daylight Time

Place:	Embassy Suites 2300 Woodcrest Place Birmingham, Alabama 35209

Purpose:	• To elect ten directors

• To ratify appointment of Ernst & Young LLP as our independent registered public accounting firm

• To approve the Annual Executive Bonus Plan

• To approve the Second Amended and Restated 2008 Performance Share Plan

• To conduct any other business that may properly be raised

Record Date:	March 30, 2010

Mailing Date:	Approximately April 19, 2010

INFINITY PROPERTY AND CASUALTY CORPORATION

May 26, 2010

***IMPORTANT NOTICE***

Regarding Internet Availability of Proxy Materials

for the Annual Meeting to be held on May 26, 2010

You are receiving this communication because you hold shares in Infinity Property and Casualty Corporation, and the materials you should review before you cast your vote are now available.

The Proxy Statement and 2009 Annual Report are available at

http://ir.ipacc.com/phoenix.zhtml?c=136099&p=irol-reports

General Information

Who may vote

Shareholders, as recorded in our stock register on March 30, 2010, may vote at the meeting. As of that date, we had 13,275,964 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter to be considered at the meeting.

How to vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

Written Proxy. All shareholders can vote by completing and returning the attached proxy card.

Telephone and Internet Proxy. Some shareholders can also vote by touchtone telephone and/or the Internet. The use of electronic voting via the telephone or the Internet is dependent upon how a shareholder holds shares and, if held through a broker, each shareholder’s particular broker. Please follow the instructions provided on the proxy card if electronic voting is made available to you and if you wish to vote electronically. Please note that you may be unable to access electronic voting after 11:59 p.m., May 25, 2010.

Access to the Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K and the Annual Report to Shareholders

The Notice of Annual Meeting, Proxy Statement and 2009 Annual Report to Shareholders are available under the Investor Relations section of our website located at www.ipacc.com. The Annual Report on Form 10-K is also available under the Investor Relations section of our website at www.ipacc.com. We will also provide a copy of any of these documents to any shareholder free of charge, upon request by calling (205) 803-8186, by e-mailing investor.relations@infinity-insurance.com or by writing to: Infinity Property and Casualty Corporation, Attn: Investor Relations, 3700 Colonnade Parkway, Suite 600, Birmingham, AL 35243.

Street Name Holders. If you hold your shares in a bank or brokerage account, your bank or broker may also provide you copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

How proxies work

Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals or abstain from voting on any or all matters.

If you sign and return the enclosed proxy card but do not specify how to vote, your shares will be voted in favor of our director candidates, in favor of the ratification of Ernst & Young LLP as our independent registered public accounting firm, in favor of the approval of the Annual Executive Bonus Plan, and in favor of the approval of the Second Amended and Restated 2008 Performance Share Plan. If any other matters come before the meeting or any postponement or adjournment thereof, each proxy will be voted in the discretion of the individuals named as proxies on the card.

Banks or brokers holding shares for beneficial owners must vote those shares as instructed. If the bank or broker has not received instructions from you, the beneficial owner, the bank or broker generally has discretionary voting power only with respect to the ratification of appointment of the independent registered public accounting firm. Unlike previous years, a bank or broker no longer has discretion to cast votes with respect to the election of directors unless they have received voting instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your bank or broker if your shares are held by such a bank or broker so that your vote with respect to the election of directors is counted.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may receive materials from them asking how you wish to vote.

Revoking a proxy

You may revoke your proxy before it is voted at the meeting by submitting a new proxy with a later date (or by recording a later telephone or Internet proxy), by voting in person at the meeting, or by notifying our Corporate Secretary in writing at the address of our principal executive offices as listed on the front page of the Proxy Statement.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Abstentions and broker non-votes are considered present for purposes of determining whether a quorum is present. Broker non-votes occur when a broker returns a proxy card but does not have authority to vote on a particular proposal.

Vote Tabulation

Votes will be tabulated and the results certified by or under the direction of an Inspector of Elections, who may be an employee of ours.

The ten director candidates who receive the greatest number of “for” votes will be elected to serve as directors on the Board. Neither broker non-votes nor abstentions will be counted as votes cast.

Each of the proposals to approve the ratification of Ernst & Young LLP as our independent registered public accounting firm, to approve the Annual Executive Bonus Plan and to approve the Second Amended and Restated 2008 Performance Share Plan must have more votes cast “for” than “against” to be approved. Neither broker non-votes nor abstentions will be counted as votes cast.

Proxy Solicitation

Our Board is soliciting your proxy for use at the Annual Meeting of Shareholders and at any adjournment of the Annual Meeting of Shareholders. We will bear the costs of the proxy solicitation, including the reimbursement of banks and brokers for reasonable expenses of sending out our proxy materials to the beneficial owners of our common stock. We have engaged D.F. King & Co., Inc. to assist us in soliciting proxies for a fee of $10,000, plus out-of-pocket expenses. In addition to solicitation by mail, our officers, directors and employees may solicit proxies in person, by telephone, by facsimile and by e-mail.

Other Matters

Any other matters considered at the meeting, including postponement or adjournment, will require the affirmative vote of a majority of the votes cast.

Cumulative Voting

In voting to elect directors, shareholders are entitled to cumulate their votes and to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or to distribute their votes on the same principle among as many candidates as the shareholder so desires. In order to invoke cumulative voting, notice of cumulative voting must be given in writing by a shareholder to our Corporate Secretary at the address as listed on the first page of this Proxy Statement not less than 48 hours prior to the Annual Meeting. The proxies solicited include discretionary authority to cumulate votes.

Item 1:	Election of Directors

Our Amended and Restated Articles of Incorporation provide that the Board of Directors consists of one class of directors with a term ending at each annual meeting of shareholders. The size of the Board shall be deemed to be equal to the number of directors elected at the 2010 Annual Meeting of Shareholders. Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Teresa A. Canida, Jorge G. Castro, James R. Gober, Harold E. Layman, Drayton Nabers, Jr., Samuel J. Simon, Roger Smith, William Stancil Starnes, Gregory C. Thomas and Samuel J. Weinhoff for re-election to the Board of Directors.

Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the 2010 Annual Meeting of Shareholders will be elected to hold office until the expiration of each elected director’s term at the next Annual Meeting of Shareholders.

We have no reason to believe that any of the director nominees will be unable or unwilling to serve if elected. However, if any director nominee becomes unavailable or unwilling to serve before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

The Board recommends you vote FOR each of the following nominees:

Nominee

Business Experience

(Additional information regarding each director’s specific experience, qualifications, attributes and skills is contained within the Nominating and Corporate Governance Committee section of this Proxy Statement)

TERESA A. CANIDA Age 56

Elected Director in May 2009.

Currently serving as President of Taplin, Canida & Habacht LLC since 2008.

Previously served as President, Managing Principal and Chief Compliance Officer of Taplin, Canida & Habacht, Inc. (predecessor to Taplin, Canida & Habacht LLC) from 1985 to 2008.

JORGE G. CASTRO Age 52

Elected Director in August 2003.

Currently serving as Chief Executive Officer for Lombardia Capital Partners since 2005.

Previously served as Vice Chairman of Lombardia Capital Partners from 2003 until 2005.

Previously served as Chief Executive Officer and Chief Investment Officer of CIC/HCM Asset Management from 1989 to 2003.

Nominee

Business Experience

(Additional information regarding each director’s specific
experience, qualifications, attributes and skills is contained within the Nominating and Corporate Governance Committee section of this Proxy Statement)

JAMES R. GOBER Age 58

Elected as a Director in December 2002.

Currently serving as Chief Executive Officer and President since 2002 and Chairman of the Board since December 2003.

Previously served in various executive roles within each of Infinity’s insurance company subsidiaries since 1991.

HAROLD E. LAYMAN Age 63

Elected Director in August 2003.

Currently serving as a member of Blount International, Inc.’s Board of Directors since 1999 and as a member of its Compensation Committee since 2009.

Currently serving as a member of GrafTech International, Ltd.’s Board of Directors since 2003 and as a member of its Nominating and Corporate Governance Committee since 2003 and as a member and Chairman of its Organization, Compensation and Pension Committee since 2007.

Previously served as President and Chief Executive Officer of Blount International, Inc. until 2002.

Previously served as a member of Grant Prideco, Inc.’s Board of Directors and as Chairman of its Audit Committee from 2003 until 2008.

DRAYTON NABERS, JR. Age 69

Elected Director in May 2007.

Currently serving as a shareholder in the law firm of Maynard, Cooper & Gale, P.C. since 2007.

Currently serving as a member of ProAssurance Corporation’s Board of Directors since 2007 and as a member and Chairman of its Audit Committee.

Previously served as a member of the Board of Directors of Alabama National Bancorporation from 2007 until 2008.

Previously served as the Chief Justice of the Alabama Supreme Court from 2004 until 2007.

Previously served as the Director of Finance for the State of Alabama from 2003 until 2004.

Previously served as the Chairman of the Board of Directors of Protective Life Corporation until 2002.

Nominee

Business Experience

(Additional information regarding each director’s specific
experience, qualifications, attributes and skills is
contained within the Nominating and Corporate
Governance Committee section of this Proxy Statement)

SAMUEL J. SIMON Age 53

Elected as a Director in December 2003.

Currently serving as General Counsel and Secretary since 2002 and Executive Vice President since 2005.

Previously served in various legal and executive capacities with Infinity’s former parent company, American Financial Group, Inc. (“AFG”), since 1986.

ROGER SMITH Age 49

Elected as a Director in December 2003.

Currently serving as Chief Financial Officer and Treasurer since 2002 and Executive Vice President since 2005.

Previously served in various executive capacities with Great American Insurance Company, a wholly-owned subsidiary of AFG, from 1987 until 2003.

WILLIAM STANCIL STARNES Age 61

Elected Director in May 2008.

Currently serving as Chairman of the Board of Directors and Chief Executive Officer of ProAssurance Corporation since 2007.

Previously served as a member of the Board of Directors of Alabama National Bancorporation from 1998 until 2008.

Previously served as President of Administration and Planning for Brasfield & Gorrie from 2006 until 2007.

Previously served as Senior Partner of the law firm of Starnes & Atchison LLP until 2006.

GREGORY C. THOMAS Age 62	Elected Director in February 2003. Currently retired after serving until 1996 as Chief Financial Officer and Executive Vice President of Citicasters, Inc. and its predecessor public company.

Nominee

Business Experience

(Additional information regarding each director’s specific
experience, qualifications, attributes and skills is contained within the Nominating and Corporate Governance Committee section of this Proxy Statement)

SAMUEL J. WEINHOFF Age 59

Elected Director in May 2004.

Currently serving as an insurance industry consultant.

Currently serving as a member of Allied World Assurance Company Holdings, Ltd.’s Board of Directors since 2006 and as a member of its Audit Committee and its Executive Committee.

Previously served as a member of Inter-Atlantic Financial, Inc.’s Board of Directors from 2007 until 2009.

Previously served as Managing Director and Head of Schroders & Co.’s U. S. Financial Institutions Group, Investment Banking from 1997 until 2000.

Previously served as Managing Director at Lehman Brothers from 1985 until 1997.

Item 2:	Ratification of Ernst & Young LLP as Infinity’s Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has recommended the selection and appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010. If the shareholders do not ratify the selection, the Audit Committee may reconsider its selection or decide to continue the engagement of Ernst & Young LLP. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines a change would be in the best interests of Infinity and the shareholders.

The Board recommends you vote

FOR

ratification of Ernst & Young LLP as

Infinity’s Independent Registered Public Accounting Firm.

Item 3:	Approval of the Annual Executive Bonus Plan

The Board of Directors, based upon the recommendation of the Compensation Committee, approved and adopted the Annual Executive Bonus Plan (the “Annual Plan”), a copy of which is attached as Appendix A, to further the profitability of Infinity by including performance-based compensation as a component of an executive’s annual compensation. The Annual Plan is designed to reflect the current market for executive compensation and to promote high levels of corporate performance that will enhance long-term shareholder value. The Annual Plan replaces the annual executive bonus plan approved by our shareholders in 2006 (the “2006 Bonus Plan”). Current participants in the Annual Plan include Messrs. Gober, Smith, Simon, Godwin and Pitrone. In 2009, Messrs. Gober, Smith, Simon, Godwin and Pitrone participated in the 2006 Bonus Plan.

The Annual Plan is administered by the Compensation Committee, which is composed solely of three “outside directors” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”). No member of the Compensation Committee, while serving as such, is eligible to be granted a bonus under the Annual Plan. The Compensation Committee has exclusive power to determine the conditions (including performance goals) to which the payment of the bonuses may be subject and to certify that performance goals are attained. Performance goals may include:

•	combined ratio;

•	growth in gross or net premiums (including growth within one (1) or more specific geographical areas);

•	earnings per share;

•	book value;

•	return measures (including return on equity, capital, invested capital, assets, average assets, sales or revenue);

•	net earnings or net income (before or after taxes);

•	expense management;

•	earnings before or after taxes, interest, depreciation and/or amortization;

•	cash flow;

•	market share (including market share within one (1) or more specific geographical areas);

•	net worth;

•	appreciation in stock price;

•	revenues;

•	favorable comparison to established budgets;

•	customer satisfaction;

•	attainment of strategic and operational initiatives; and

•	personal performance measures, as determined by the Compensation Committee.

In establishing performance goals for a particular year, the Compensation Committee will assign a weight to each performance goal and establish a threshold, target and maximum level of performance with respect to each performance goal.

As part of the establishment of performance goals, the Compensation Committee will set a bonus target for each participant in the Annual Plan for the ensuing plan year. If the performance goals established for a participant are met for the plan year, the participant’s award will depend upon the level of achievement that the participant attained with respect to each goal. Awards may range from 0% to 200% of a participant’s bonus target. Performance goals and bonus targets will be established by the Compensation Committee within 90 days of the start of a plan year.

As soon as practicable after the end of a plan year, the Compensation Committee will certify whether and to what extent the performance goals have been attained. The maximum annual bonus that any participant may receive under the Annual Plan is $3,500,000.

IRC Section 162(m) limits the allowable deduction for Federal income tax purposes for compensation paid to a “covered employee” of a public company to $1 million per year (“Deduction Limit”). Under IRC Section 162(m), the Deduction Limit does not apply to compensation paid under a plan that meets certain requirements for “performance-based compensation.” In order to qualify for this exception, the following requirements must be met: (a) the compensation must be payable on account of the attainment of one or more pre-established objective performance goals; (b) the performance goals must be established by a compensation committee of the board of directors that is comprised solely of two or more “outside directors;” (c) the material terms under which the compensation will be paid must be disclosed to and approved by shareholders before payment; and (d) the compensation committee must certify in writing that the performance goals have been satisfied prior to payment.

We intend, to the extent practicable, to structure incentive compensation programs to satisfy the requirements for the “performance-based compensation” exception to the Deduction Limit. As such, the Annual Plan is being submitted to our shareholders for approval in accordance with the requirements for the “performance-based compensation” exception to the Deduction Limit.

If our shareholders do not approve the Annual Plan, the Compensation Committee may still implement the Annual Plan in order to maintain the market competitiveness of Infinity’s executive compensation program. However, some of the amounts awarded under a plan not approved by Infinity’s shareholders may exceed the Deduction Limit. By triggering the Deduction Limit, Infinity’s corporate tax liability would be increased.

The Compensation Committee may at any time terminate, or from time to time, amend or suspend and, if suspended, reinstate the Annual Plan in whole or in part.

The Annual Plan has been adopted and approved by the Board of Directors and the Compensation Committee, and if approved by the shareholders, should qualify for the “performance-based compensation” exception to Section 162(m) of the IRC for 2010 and will remain effective for each year thereafter unless and until terminated by the Compensation Committee.

The Board recommends you vote

FOR

approval of the Annual Executive Bonus Plan.

Item 4:	Approval of the Second Amended and Restated 2008 Performance Share Plan

The Board of Directors, based upon the recommendation of the Compensation Committee, approved and adopted the Second Amended and Restated 2008 Performance Share Plan (the “Second P/S Plan”), a copy of which is attached as Appendix B, to further align the interests of management with the long-term shareholders of the Company by including performance-based compensation, payable in shares of common stock, as a component of an executive’s annual compensation. The 2008 Performance Share Plan was approved by the Company’s shareholders at its 2008 Annual Meeting of Shareholders and was subsequently amended and restated by the Board of Directors to reduce the number of shares that may be issued from 1,000,000 to 500,000. The Second P/S Plan amends the current plan by expressly limiting the number of shares that any participant may receive in any single year and expanding the criteria upon which performance goals may be based.

Certain members of management and/or highly compensated full-time employees of the Company may be eligible to participate in the Second P/S Plan. Current participants include Messrs. Gober, Smith, Simon, Godwin and Pitrone.

The Second P/S Plan is administered by the Compensation Committee, which is composed solely of three “outside directors” as defined pursuant to Section 162(m) of the IRC. No member of the Compensation Committee, while serving as such, is eligible to be granted performance share units under the Second P/S Plan. The Compensation Committee has exclusive power to determine the conditions (including performance goals) to which the performance share units may be subject and to certify that performance goals are attained. Performance goals may include:

•	combined ratio;

•	growth in gross or net premiums (including growth within one (1) or more specific geographical areas);

•	earnings per share;

•	book value;

•	return measures (including return on equity, capital, invested capital, assets, average assets, sales or revenue);

•	net earnings or net income (before or after taxes);

•	expense management;

•	earnings before or after taxes, interest, depreciation and/or amortization;

•	cash flow;

•	market share (including market share within one (1) or more specific geographical areas);

•	net worth;

•	appreciation in stock price;

•	revenues;

•	favorable comparison to established budgets;

•	customer satisfaction;

•	attainment of strategic and operational initiatives; and

•	personal performance measures, as determined by the Compensation Committee.

Performance is measured over the course of a three year period (a “Performance Measurement Cycle”). The Compensation Committee shall determine the participants for each Performance Measurement Cycle, set the performance share units to be awarded to such participants, and set the rate at which performance share units will convert to shares of common stock based upon the attainment of the performance goals. However, the number of shares of common stock issued under the Second P/S Plan shall not exceed five hundred thousand (500,000) shares nor shall any participant receive in excess of one hundred thousand (100,000) shares in any plan year. As soon as practicable after the end of a Performance Measurement Cycle, the Compensation Committee will certify whether and to what extent the performance goals have been attained. Awards of common stock will be distributed on the 15th day of the fourth month following the completion of any Performance Measurement Cycle.

The Second P/S Plan is being submitted to our shareholders for approval pursuant to the requirements of Section 162(m) of the IRC and the Nasdaq Listing Rules. The Deduction Limit contained in IRC Section 162(m) limits the allowable deduction for Federal income tax purposes for compensation paid to a “covered employee” of a public company to $1 million per year. Under IRC Section 162(m), the Deduction Limit does not apply to compensation paid under a plan that meets certain requirements for “performance-based compensation.” In order to qualify for this exception, the following requirements must be met: (a) the compensation must be payable on account of the attainment of one or more pre-established objective performance goals; (b) the performance goals must be established by a compensation committee of the board of directors that is comprised solely of two or more “outside directors;” (c) the material terms under which the compensation will be paid must be disclosed to and approved by shareholders before payment; and (d) the compensation committee must certify in writing that the performance goals have been satisfied prior to payment.

The Company intends, to the extent practicable, to structure incentive compensation programs to satisfy the requirements for the “performance-based compensation” exception to the Deduction Limit and, accordingly, preserve the full deductibility of all compensation paid. As a consequence, the Second P/S Plan is being submitted to our shareholders for approval in accordance with the requirements for the “performance-based compensation” exception to the Deduction Limit.

If our shareholders do not approve the Second P/S Plan, the Compensation Committee may continue operating under the current plan; however, future awards under the current plan may exceed the Deduction Limit. By triggering the Deduction Limit, Infinity’s corporate tax liability would be increased.

At any time, the Compensation Committee may amend or terminate the Second P/S Plan, provided that such amendment or termination shall be prospective in operation and shall not adversely affect any participant’s rights or the payment of any deferred amounts under the Second P/S Plan. The Compensation Committee has final authority to decide all questions and make all determinations regarding the implementation, operation and interpretation of the Second P/S Plan.

The Second P/S Plan has been adopted and approved by the Board of Directors and the Compensation Committee, and if approved by the shareholders, should qualify for the “performance-based compensation” exception to Section 162(m) of the IRC for 2010 and will remain effective for each year thereafter unless and until terminated by the Compensation Committee.

The Board recommends you vote

FOR

approval of the Second Amended and Restated 2008 Performance Share Plan.

THE BOARD OF DIRECTORS

General

Infinity is an Ohio corporation and, therefore, governed by the corporate laws of Ohio. Because our stock is publicly traded on the Nasdaq Global Select Market and we file reports with the Securities and Exchange Commission, we are also subject to Nasdaq rules as well as various provisions of federal securities laws.

Governance of the corporation is placed in the hands of the directors who, in turn, elect officers to manage the business operations. The Board oversees the management of Infinity on your behalf. It reviews Infinity’s long-term strategic plans and exercises direct decision making authority in all major decisions, such as acquisitions, the declaration of dividends and undertaking major capital and financing initiatives.

The full Board of Directors met five times during 2009. During 2009, each director attended at least 75% of the total number of meetings held by the Board and by the Committees on which the director served. The independent members of the Board met two times in 2009 without the presence of management directors.

Our policy is to require director attendance at annual meetings of shareholders. All directors attended the 2009 Annual Meeting of Shareholders.

Leadership Structure

Our Board of Directors has chosen not to separate the roles of Chairman and Chief Executive Officer (“CEO”) but has utilized a lead director (the “Lead Director”) since 2004, shortly after Mr. Gober was appointed to serve as Chairman following the resignation of Carl H. Lindner, III from that position. On May 18, 2009, the independent directors appointed Drayton Nabers, Jr. to serve as the Lead Director and to preside at meetings of the independent directors until the next annual meeting of shareholders and until his successor is appointed. Our

Board, acting through its Nominating and Corporate Governance Committee, has determined to utilize a leadership structure of combining the roles of Chairman and CEO based upon the following:

•	The Company maintains a strong and independent Lead Director, as evidenced by the following:

•	The Lead Director has prior experience serving as Chairman of a publicly-traded insurance company and is therefore able to act as a strong, independent voice for the independent directors.

•	The Lead Director resides in Birmingham and is able to meet, in person, with management and serve as a liaison between management and the independent directors in between meetings of the Board.

•	The Lead Director reviews and approves the agendas for Board meetings.

•	The Board has established a practice of naming the Lead Director as Chairman of the Nominating and Corporate Governance Committee.

•	The Lead Director frequently meets with the independent directors in executive sessions, without the presence of management.

•	The Company has not encountered the problems frequently cited by proponents of separating the roles of Chairman and CEO, such as:

•

“Board capture”—the last 3 directors nominated to our Board were nominated based upon the recommendation of an independent director, not the CEO or any other employee director, and none of the current independent directors were nominated based upon the recommendation of the CEO or any other employee director.

•	“Fewer Board meetings per year”—Our Board meets at least 5 times a year, which it believes to be in-line with the number of Board meetings held by other companies of similar size and complexity.

•

“The presence of a classified Board structure”—The Company formerly maintained a classified Board structure, but upon the recommendation of the Board, the shareholders voted to declassify the Company’s Board in 2007.

•

“Relatively long CEO tenures”—While the average duration of CEO tenure varies from year-to-year, the Board does not believe that Mr. Gober’s tenure of 7 years is relatively or excessively long. More importantly, the Board believes that CEO performance, as opposed to duration of tenure, should be the key consideration to maximize shareholder value.

•	“The presence of an executive committee”—The Board does maintain an executive committee. However, the Board believes that the risk of concentration of CEO power through this committee is moderated by:

•	electing only one (out of a total of four committee members) employee director, the CEO, to serve on this committee;

•	electing the Lead Director along with 2 other independent directors to serve on this committee; and

•

the historical practice of limiting the authority exercised by this committee to formally approving certain terms and the written form of agreement for transactions that have previously been discussed and for which the general concept of the transaction has been approved by the full Board of Directors.

•

Our Board believes that an active, independent Lead Director can be just as effective in implementing the corporate governance objectives designed to be achieved by separating the roles of Chairman and CEO.

Risk Oversight

The Company’s management has the primary responsibility for managing risk to the Company, subject to Board oversight. The Board has delegated much of its risk oversight responsibilities to various Board committees. Specifically, the Board has assigned oversight of the Company’s risk management policies and procedures for risk associated with the Company’s investment portfolio to the Investment Committee and for risks associated with the Company’s compensation polices and practices to the Compensation Committee. The Board has delegated to the Audit Committee the responsibility for oversight of the Company’s risk management policies and procedures, except to the extent that such responsibility is delegated to the Investment or Compensation Committee or otherwise retained by the Board. All Board committees regularly report to the Board regarding matters considered and actions taken at committee meetings. Nevertheless, the Board believes that responsibility for oversight of the Company’s risk management efforts ultimately resides with the entire Board. As such, the Board intends to more formally review and discuss on an annual basis the Company’s risk management policies and procedures as part of a strategic planning session between the Board and senior management.

The Company has historically conducted an annual enterprise risk assessment survey to identify, monitor and assess risk exposures. In 2009, survey participants included the Company’s named executive officers, Board members and certain senior managers and professionals in key departments. The survey results were disseminated to the Board and are considered by the Board and management in conjunction with the Company’s strategic planning process. The Company uses the survey results to identify the most critical risks facing the Company and to assist in its efforts to assess and monitor and to mitigate, control or avoid such risks. The survey results are also one of the factors considered by the Company’s Internal Audit Department in developing and establishing its annual internal audit plan. The Company is currently working to develop a more formalized enterprise risk management function with the objective of imbedding enterprise risk management procedures beyond the strategic planning process and into its daily operations and overall decision making processes.

THE COMMITTEES OF THE BOARD OF DIRECTORS

The directors have organized themselves into the Nominating and Corporate Governance Committee, Executive Committee, Compensation Committee, Audit Committee, and Investment Committee. Each of the Nominating and Corporate Governance, Compensation, Audit and Investment Committees is composed exclusively of Non-Employee Directors that meet the relevant independence requirements established by the Nasdaq Listing Rules, the Sarbanes-Oxley Act and Securities and Exchange Commission Rule 10A-3 that apply to their particular assignments. Our Board of Directors has determined that all nominees for election to the Board, with the exception of Messrs. Gober, Smith and Simon, meet the independence standards of Nasdaq Listing Rule 5605. Each committee’s charter is available on the Company’s website, located at www.ipacc.com. Our Board has adopted a Code of Ethics, which is available on our website at www.ipacc.com and which applies to all directors, executive officers and employees of the Company. A copy of the Code of Ethics will also be provided without charge upon written request sent to our Corporate Secretary at the address shown on the cover page of this Proxy Statement. To the extent permitted by Nasdaq Listing Rule 5610, any amendments to or waivers from the Code of Ethics will be posted on our website within four business days after the date of an amendment. Any amendments to or waivers from the Code of Ethics may be disclosed on Form 8-K filed with the SEC either in addition to or in lieu of the website disclosure.

Our Board of Directors has adopted a process to facilitate written communications by shareholders to the Board. Shareholders who wish to write to the Board of Directors or a specified director or committee of the Board should send correspondence to the Corporate Secretary at 3700 Colonnade Parkway, Suite 600, Birmingham, Alabama 35243. All communications received from shareholders are screened by the Corporate Secretary and, other than trivial or obscene items, are forwarded to the full Board, or to a specific Board member or committee if designated by the shareholder. Trivial items will be delivered to the Board at its next scheduled meeting. Anyone who wishes to communicate with a specific Board member or committee should send instructions asking that the submitted communication be forwarded to the director or to the appropriate committee chairman.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is composed of Drayton Nabers, Jr. (Chairman), Teresa A. Canida, Harold E. Layman and Samuel J. Weinhoff and met two times during 2009.

The Board of Directors has established a Charter for the Nominating and Corporate Governance Committee, which is available on our website at www.ipacc.com and is reviewed annually by the Nominating and Corporate Governance Committee. Under the terms of its Charter, the Nominating and Corporate Governance Committee is responsible for considering and making recommendations concerning the composition, function and needs of the Board and reviewing, evaluating and developing corporate governance guidelines. In fulfilling its duties, the Nominating and Corporate Governance Committee, among other things, shall:

•	identify individuals qualified to be Board members consistent with criteria established by the Board;

•	lead all performance evaluations of the Board or of any Board committee;

•	recommend nominees to the Board for the next annual meeting of shareholders;

•	review the structure of the Board and its committees;

•	review each non-employee director’s relationships with the Company and recommend to the Board which directors should qualify as “independent” under applicable SEC and NASDAQ rules;

•	consider matters of corporate governance and establish and review corporate governance principles implemented by the Board;

•	consider issues involving possible conflicts of interest of Board members or the Company's senior executives; and

•	review and establish all matters pertaining to compensation, fees and retainers paid to directors.

Directors, members of management, shareholders, or industry or professional organizations may suggest nominees. The Nominating and Corporate Governance Committee is also able to use the services of a third-party executive search firm to assist it in identifying and evaluating possible nominees for director.

In identifying and considering candidates for nomination to our Board, whether recommended by officers, directors, shareholders or others, the Nominating and Corporate Governance Committee considers, in addition to the requirements set out in the Nominating and Corporate Governance Committee Charter, the needs of Infinity, the range of talent and experience represented on the Board and the personal qualities of a candidate that might contribute to overall diversity of the Board. The Nominating and Corporate Governance Committee also evaluates the ability of a nominee to devote the time and attention necessary to fulfill his or her responsibilities. Shareholders desiring to submit recommendations for nominations by the Nominating and Corporate Governance Committee to the Board of Directors should direct them to the Corporate Secretary at the address shown on the cover page of this Proxy Statement.

The Nominating and Corporate Governance Committee recommended at its February 9, 2010 meeting that the Board of Directors nominate the current directors for re-election. The Nominating and Corporate Governance Committee considered the experience, qualifications, attributes and skills, as set forth below, of each such director in recommending the nominees to serve on the Board of Directors.

Nominee	Specific Experience, Qualifications, Attributes and Skills
Teresa A. Canida

This director was nominated to stand for re-election to Infinity’s Board of Directors because of i) her knowledge of the financial markets and investment community, including her experience serving as managing principal of an investment advisory firm, ii) her entrepreneurial skills established through co-founding a multi-billion dollar investment advisory firm, iii) her knowledge and understanding of the Company’s core Hispanic customer base, and iv) her knowledge of the Company gained through her tenure on its Board of Directors.

Jorge G. Castro

This director was nominated to stand for re-election to Infinity’s Board of Directors because of i) his knowledge of the financial markets and investment community, including his experience serving as CEO of a money management company, ii) his knowledge and understanding of the Company’s core Hispanic customer base, and iii) his knowledge of the Company gained through his tenure on its Board of Directors.

James R. Gober

This director was nominated to stand for re-election to the Board because of i) his position as Chairman, Chief Executive Officer and President of Infinity and the Board’s belief about the appropriateness of combining the roles of Chairman and Chief Executive Officer, ii) his extensive knowledge and understanding of all facets of Infinity’s operations and its personnel gained through his current position and his service with the Company (and its predecessor companies) in various capacities over several decades, iii) his managerial expertise demonstrated through the financial performance of the Company during his tenure, and iv) his extensive knowledge of and experience in the insurance industry.

Harold E. Layman

This director was nominated to stand for re-election to the Board because of i) his managerial expertise gained through his service as Chairman and CEO of a publicly-traded company, ii) his knowledge of and experience in matters of corporate finance and corporate consolidations, and iii) his experience serving as a director of several publicly-traded companies, including Infinity, and his experience

Nominee	Specific Experience, Qualifications, Attributes and Skills
serving on the audit and compensation committees of other companies’ boards.
Drayton Nabers, Jr.

This director was nominated to stand for re-election to the Board because of i) his managerial expertise gained through his service in various capacities, including as Chairman, CEO and President of a publicly-traded life insurance company and as Director of Finance for the State of Alabama, ii) his legal knowledge and expertise gained through his service as Chief Justice of the Alabama Supreme Court, as General Counsel of a publicly-traded life insurance company, as a clerk for Justice Hugo Black of the U.S. Supreme Court, and as an attorney with a large Birmingham-based law firm, iii) his knowledge and understanding of the insurance industry, and iv) his experience serving on the Board of Directors of several publicly-traded companies, including Infinity and other companies in the financial services industry.

Samuel J. Simon

This director was nominated to stand for re-election to Infinity’s Board of Directors because of i) his legal knowledge and experience in representing and advising boards of publicly-traded companies, including Infinity and its former parent corporation, ii) his extensive knowledge and understanding of the Company and the insurance industry gained through his service to the Company over several decades, and iii) his insight into the Company’s operations as a member of the Company’s senior management.

Roger Smith

This director was nominated to stand for re-election to Infinity’s Board of Directors because of i) his extensive knowledge and understanding of the Company and the insurance industry gained through his service to the Company over several decades, and ii) his insight into the Company’s operations as a member of the Company’s senior management.

William Stancil Starnes

This director was nominated to stand for re-election to the Board because of i) his managerial expertise gained through his service as Chairman and CEO of a publicly-traded property and casualty insurance company, as the senior managing partner of a Birmingham-based law firm and as the President of Administration and Planning for a general contracting and construction management firm, ii) his knowledge of the property and casualty insurance industry, including his experience as an attorney representing insurance companies, and iii) his experience serving on the Board of Directors of

Nominee	Specific Experience, Qualifications, Attributes and Skills
several publicly-traded companies, including Infinity and other companies in the financial services industry.
Gregory C. Thomas

This director was nominated to stand for re-election to the Board because of i) his managerial and financial reporting expertise gained through his service in various capacities at publicly-traded companies, including serving as CFO and Executive Vice President, Manager of Internal Audit, and Controller and Chief Accounting Officer, ii) his auditing experience and risk assessment skills developed as a certified public accountant who, for eight (8) years, worked at a legacy firm to one of the current Big 4 accounting firms, and iii) his experience serving on the Board of Directors of Infinity and of another publicly-traded company.

Samuel J. Weinhoff

This director was nominated to stand for re-election to the Board because of i) his knowledge of the property and casualty insurance industry gained through his experience as an insurance industry consultant, ii) his knowledge of the financial markets, investment community, and financial services industry gained from his service as a managing director with two different investment banks, and iii) his experience serving on the Board of Directors of several publicly-traded companies, including Infinity and other companies in the financial services industry.

AUDIT COMMITTEE

General

The Audit Committee is composed of Gregory C. Thomas (Chairman), Jorge G. Castro, William Stancil Starnes and Samuel J. Weinhoff and met four times during 2009. Each member of the Audit Committee meets the financial literacy requirements under the Nasdaq Listing Rules. Gregory C. Thomas, a licensed (non-practicing) certified public accountant and former Chief Financial Officer of a public company, has been designated as the Audit Committee financial expert. All members of the Audit Committee are “independent” as that term is used in the Nasdaq Listing Rules and under Rule 10A-3 of the Securities Exchange Act of 1934.

The Board of Directors has established a Charter for the Audit Committee, which is available on our website at www.ipacc.com and is reviewed annually by the Audit Committee.

The Audit Committee oversees our accounting and financial reporting processes and audits of our financial statements by our outside auditors. The Audit Committee is responsible for the appointment, compensation, retention and oversight of our outside auditor. The Audit Committee also evaluates information received from the outside auditor and management to determine whether the outside auditor is independent of management. The outside accounting firm reports directly to the Audit Committee. Ernst & Young was the outside, independent auditor retained by the Audit Committee for the 2009 fiscal year. Representatives from Ernst & Young will attend the 2010 Annual Meeting of Shareholders and will have an opportunity to make a statement and be available to respond to appropriate questions.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Infinity concerning accounting, internal accounting controls or auditing matters, and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding questionable accounting or auditing matters.

Fees Paid to Independent Auditor

The Audit Committee approved all of the fees provided below. Aggregate fees billed by Ernst & Young for the fiscal years ending December 31, 2009 and December 31, 2008 were:

	2009	2008
Audit Fees	$1,209,851	$1,159,400
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

	$1,209,851	$1,159,400

Approval of Audit and Non-Audit Services

The Audit Committee, or its Chairman, pre-approves all audit and non-audit services (including the fees and terms of the services) performed by our independent accountants prior to the commencement of such services. The Chairman reports to the full Audit Committee at each of its meetings, and the Audit Committee considers and ratifies, where appropriate, those items that the Chairman properly authorized between meetings. For these purposes, the Audit Committee or its Chairman is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service. No non-audit services were performed by our independent auditors during 2008 or 2009.

The Audit Committee has submitted the following report to shareholders:

REPORT OF THE AUDIT COMMITTEE

On February 24, 2009, the Audit Committee retained Ernst & Young as Infinity’s independent public accountants for fiscal year 2009. On August 4, 2009, the Audit Committee met with representatives of Ernst & Young and management and reviewed with them the proposed 2009 Audit Plan.

At its meeting on February 25, 2010, the Audit Committee reviewed and discussed with Ernst & Young (with and without management present) and Infinity’s accounting and internal audit officers the results of the 2009 audit, including the audited financial statements and management’s assessment of the effectiveness of internal controls. The Audit Committee discussed with Ernst & Young the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU § 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Ernst & Young provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young that firm’s independence. The Audit Committee determined that Ernst & Young was independent.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Infinity’s audited financial statements for the year ended December 31, 2009 be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee

Gregory C. Thomas (Chairman)

Jorge G. Castro

William Stancil Starnes

Samuel J. Weinhoff

INVESTMENT COMMITTEE

The Investment Committee is composed of Jorge G. Castro (Chairman), Teresa A. Canida and Drayton Nabers, Jr. The Investment Committee held its inaugural meeting on July 31, 2009 and met two times during 2009. The Board of Directors has established a Charter for the Investment Committee, which is available on our website at www.ipacc.com. The purpose of the Investment Committee is to assist the Board in monitoring, evaluating and overseeing the investment policy, strategies, transactions and performance of the Company and its subsidiaries. The Investment Committee is responsible for reviewing and approving the Company’s investment policy. The Company’s investment policy contains guidelines, objectives and standards designed to mitigate market, credit and liquidity risks through the establishment of parameters designed to achieve diversification of the Company’s fixed income investments. The Company’s investment policy also establishes a benchmark index against which the performance of its investment managers is assessed. The Investment Committee is, and pursuant to its Charter is required to be, composed of at least three directors that all satisfy the independence requirements established by the Nasdaq Listing Rules.

EXECUTIVE COMMITTEE

The Executive Committee is composed of James R. Gober (Chairman), Drayton Nabers, Jr., William Stancil Starnes, and Samuel J. Weinhoff and met once in 2009. The Executive Committee has the authority to exercise the power and authority of the Board of Directors between meetings of the Board, subject to any limitation imposed by law, the Articles of Incorporation, the Code of Regulations or any resolution of our Board. Our Board has established a Charter for the Executive Committee, which is available on our website at www.ipacc.com.

COMPENSATION COMMITTEE

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of Harold E. Layman (Chairman), William Stancil Starnes and Gregory C. Thomas and met two times during 2009. No member of the Compensation Committee was an officer or employee of the Company during the year ended December 31, 2009 nor has any member of the Compensation Committee been an officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of the Compensation Program

The Compensation Committee is responsible for establishing the Company’s executive compensation philosophy and the level of compensation of its executive officers, which consist of James R. Gober, Chairman, Chief Executive Officer and President; Roger Smith, Executive Vice President, Chief Financial Officer and Treasurer; Samuel J. Simon, Executive Vice President, General Counsel and Secretary; Glen N. Godwin, Senior Vice President, Business Development and Scott C. Pitrone, Senior Vice President, Product Management (collectively referred to as the “NEOs”). Our Board has established a Charter for our Compensation Committee, which is available on our website at www.ipacc.com and is reviewed annually by our Compensation Committee.

Compensation Philosophy and Objectives

General Philosophy

Our Compensation Committee focuses on the dual objectives of retaining executives while motivating them primarily through incentive plans of both short and long-term duration. Currently, these incentive plans consist of a cash-based incentive plan for annual performance goals, and a performance share plan for long-term goals. Our Compensation Committee believes that compensation should be designed with sufficient base compensation to be competitive in the market and to avoid excessive turnover, while also containing a sufficient “at-risk” component so that NEOs will have an incentive to perform at or above expectations.

Our Compensation Committee believes that incentive compensation should include both a short and a long-term component. However, our Compensation Committee has not formulated any particular benchmark with respect to the percentage of compensation that should come from each particular component. Our Compensation Committee considers a number of factors when establishing or recommending overall compensation for key executives. These factors include, but are not limited to:

•	the extent to which corporate financial performance objectives have been met,

•	the scope of an individual’s responsibility and ability to influence the Company’s results and strategic initiatives,

•	financial performance over a sustained period of time,

•	the alignment of the interests of management with our Company’s shareholders,

•	the compensation levels and practices of peer group companies, and

•	the level of an individual’s experience, past performance and future potential.

It is also our Compensation Committee’s view that when considering compensation programs for employees, those occupying the highest positions of authority and responsibility should have a larger portion of their compensation tied to long-term performance and that such compensation should be linked more closely to the performance of the Company’s common stock, i.e. equity-based, as compared to those employees occupying lower level positions of authority and responsibility. This philosophy led to the adoption in 2008 of a performance share plan for the NEOs as a substitute for a cash-based long-term incentive compensation plan.

On an annual basis, our Compensation Committee approves incentive plans for the NEOs. Our Compensation Committee believes the Company’s operational performance is guided by two primary factors, combined ratio and growth in written premiums, which management must balance to obtain optimum results. Therefore, the annual and long-term incentive compensation plans for the NEOs contain performance goals based on these two factors, i.e. accident year combined ratio and growth in written premiums, measured either discretely or in combination with each other. Additionally, our Compensation Committee believes that return on capital is an important measure of the financial performance of the Company, and thus of significant importance to shareholders. Our Compensation Committee believes that operating return on average invested capital, excluding excess capital, is currently the most appropriate metric for measuring return on capital. Therefore, as in 2008, growth in gross written premiums, accident year combined ratio and return on invested capital, excluding excess capital, were components of the NEOs’ 2009 annual incentive compensation. Since the majority of the incentive compensation attainable under both the annual and long-term incentive plans is contingent upon underwriting profitability (as opposed to rewarding growth in premiums without regard to profitability or rewarding gains arising from the Company’s investment portfolio), the Compensation Committee believes that the incentive compensation plans do not encourage the NEOs to take unnecessary or excessive risks and are directly related to the Company’s financial goals and long-term strategy.

Executive Share Ownership Guidelines

To further align the interests of management with the Company’s long-term shareholders, the Board of Directors adopted stock ownership guidelines in July 2006, which were amended on February 26, 2008. The amended stock ownership guidelines stipulate that the Chief Executive Officer should own Company stock equal to three (3) times his or her salary and that each of the remaining NEOs should own Company stock equal to two (2) times his or her salary. Each executive subject to the stock ownership guidelines is required to retain 100% of the after-tax equity received by such executive through the vesting, on or after January 1, 2008, of any performance share or restricted stock grant, until such officer has satisfied his or her minimum stock ownership requirement. The determination of the share value and the executive’s base salary shall be based on the market value of the shares and the executive’s base salary on the preceding trading day ahead of any proposed sale or relinquishment of shares by the executive. In the event of economic hardship, our Compensation Committee may temporarily waive (or in the case of any NEO other than the CEO, our CEO may waive) compliance with the restriction on the sale of Company stock by an executive prior to such executive’s satisfaction of the minimum stock ownership requirements. No waivers from the stock ownership guidelines were requested or granted during 2009. Equity in vested but unexercised stock options and vested restricted shares shall be counted toward satisfying the stock ownership requirements.

Impact of Tax Regulations

Section 162(m)

Our Compensation Committee considers the potential impact of Section 162(m) of the IRC when considering compensation awards. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the Company’s other “covered employees,” as defined in Section 162(m), except for compensation that is performance-based under a plan that is approved by the shareholders and that meets certain other technical requirements. It is the policy of our Compensation Committee to periodically consider whether particular compensation and incentive payments to the Company’s executives will be deductible for federal income tax purposes. The Company believes that none of the executive compensation paid in 2009 exceeds the limits for deductibility under Section 162(m); however, no assurances can be made in this regard. Our Compensation Committee retains the ability to evaluate the performance of the Company’s executives and to compensate executives appropriately, even if it may result in the non-deductibility of certain compensation under applicable tax laws and regulations.

Section 409A

Section 409A of the IRC requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy certain legal requirements with respect to the timing of deferral elections, timing of payments and certain other matters. In general, it is the Company’s intention to design and administer its compensation and benefit plans and arrangements for all of its employees so that they are either exempt from, or satisfy the requirements of, Section 409A. The Company believes it is currently operating such plans and arrangements in compliance with Section 409A; however, no assurances can be made in this regard.

Principal Guides and Benchmarks Used for Setting Executive Compensation

Historical Background

In 2007 our Compensation Committee engaged Pearl Meyer & Partners (“PM&P”) to advise it regarding compensation decisions for the NEOs, in selecting a peer group of companies from which to conduct competitive pay, financial performance, pay-for-performance and pay mix analysis, in developing a long-term incentive compensation program for the NEOs, in reviewing Non-Employee Director compensation, and to more broadly advise our Compensation Committee in formulating a more comprehensive compensation philosophy. PM&P does not currently and has not previously conducted any business directly with the Company.

In assessing overall compensation levels and practices, PM&P recommended, and our Compensation Committee concurred, that executive pay should be analyzed against the following peer group:

21st Century Insurance Group

Alfa Corporation

Argonaut Group, Inc.

Bristol West Holdings, Inc.

The Commerce Group, Inc.

Erie Indemnity Company

Ohio Casualty Corporation

Philadelphia Consolidated Holding Corp.

ProAssurance Corporation

RLI Corp.

Safeco Corporation

Safety Insurance Group, Inc.

Selective Insurance Group, Inc.

State Auto Financial Corporation

United Fire & Casualty Company

Zenith National Insurance Corp.

PM&P examined the compensation data furnished in the proxy statements of the Company’s peer group along with data compiled in compensation surveys. PM&P advised, and our Compensation Committee concurred, that it was appropriate for our Compensation Committee to target compensation levels at the market median for the Company’s peer group.

Our Compensation Committee requested that PM&P review the compensation packages, including the total compensation and the individual long-term incentive and equity compensation components, for each of the current NEOs. Specifically, PM&P’s objectives were to (i) develop a performance-based long-term incentive plan to align executive and shareholder interests, (ii) create a retention incentive for the NEOs and (iii) enhance the ability of the NEOs to meet the requirements of the share ownership guidelines. Our Compensation Committee noted that it was satisfied with the structure of the Company’s annual incentive plans. In June 2007, PM&P presented its findings to our Compensation Committee. The performance and retention incentives are discussed in more detail below.

2009 Conclusions

Our Compensation Committee considered the recommendations of Mr. Gober in establishing compensation packages for the NEOs and in evaluating their talent, skill, and the potential for further career advancement.

Consistent with the philosophy that a substantial portion of the compensation for the NEOs should be performance-based or “at risk,” base salaries for the NEOs were unchanged in 2009.

During 2008 and 2009, our Compensation Committee chose not to utilize outside compensation consulting services for the following reasons:

•	the Compensation Committee believed that compensation levels for the NEOs remained adequate,

•	the Compensation Committee was satisfied with the performance results achieved under the existing compensation structure,

•	neither the Compensation Committee nor management was proposing to add any new compensation components or significantly change any existing compensation component, and

•

there was no significant change in any NEO’s duties or responsibilities, other than the gradual shift in the duties and responsibilities of Messrs. Godwin and Pitrone from, in 2007, each having oversight of the Company’s business development and product management operations in the West and East region, respectively, to each officer’s current role.

As of the date of this proxy statement, our Compensation Committee is considering retaining a compensation consultant in 2010 to review its compensation programs for the NEOs and the non-employee directors and to advise the Compensation Committee on whether any changes to such compensation programs are advisable.

2009 Executive Compensation Components

Because our Compensation Committee has been satisfied with the historical performance results achieved under the philosophy and design of our existing compensation program and because, for most of the compensation elements, the Company is contractually obligated to provide certain minimum levels of compensation to the NEOs, our Compensation Committee chose to continue compensating the NEOs through each of the compensation elements summarized in the following table and described in greater detail below.

Component	Purpose	Summary Description	Significant Changes since Last Year’s Proxy Statement
Salary	To provide a consistent base level of compensation commensurate with an NEO’s duties and responsibilities.	Consists of a fixed amount paid on a bi-weekly basis.	None.
Annual Performance Incentive Plans	To provide incentive compensation for achievement of short-term goals.

Consists of the Annual Executive Bonus Plan, a cash-based incentive plan designed to reward growth in written premiums, accident-year combined ratio performance and operating return on average invested capital, excluding excess capital.

Beginning in 2009 all NEOs participated in the Annual Executive Bonus Plan. There was no change to any NEO’s target bonus base in 2009. The Board has approved and is recommending that the shareholders approve adopting a new Annual Executive Bonus Plan that is substantially

Component	Purpose	Summary Description	Significant Changes since Last Year’s Proxy Statement

similar to the current plan, except that the new plan will establish a limit on the maximum annual award that any participant could receive and expand the performance criteria upon which an award may be based.

Performance-Share Plan

To provide incentive compensation for performance measured over a three-year period and to align the NEOs’ interests with those of the shareholders by linking compensation to the Company’s stock price.

Consists of an equity-based plan to reward performance as measured by growth in net written premiums and statutory combined ratio with the opportunity for additional compensation for growth in the Company’s urban zones above a certain threshold.

The Board has approved and is recommending that the shareholders approve amending the plan to establish a limit on the maximum number of shares that any participant could receive in a plan year and to expand the performance criteria upon which an award may be based.

Restricted Stock	To provide an incentive for each NEO to remain with the Company and to align the NEO’s interests with those of the shareholders by linking the value of such incentive to the Company’s stock price.	Consists of an outstanding restricted stock grant containing a four-year cliff vesting provision made to each NEO in 2007.	None.
Retirement and Deferred Compensation Plans	To provide vehicles for NEOs and other employees to receive replacement income upon termination of their employment with the Company.	Consists of the Company’s 401(k) Plan, a non-qualified supplemental retirement plan (“SERP”) and a deferred compensation plan (“DCP”).

Effective January 1, 2009, the Company’s 401(k) plan was amended to provide for employer matching contributions in an amount equal to 100% of the first 4% of a participant’s deferral contribution and 50% of the next 2% of a participant’s deferral contribution.

Component	Purpose	Summary Description	Significant Changes since Last Year’s Proxy Statement

Effective January 1, 2010, the SERP was amended to permit a participant to make contributions into his or her SERP account by deferring a portion of his or her compensation that exceeds the statutory annual compensation limit for qualified defined contribution plans and to receive a matching contribution from the Company on such deferrals in an amount equal to 100% of the first 4% of a participant’s deferral contribution and 50% of the next 2% of a participant’s deferral contribution.

Perquisites	To continue providing certain NEOs with certain benefits to which those NEOs had been entitled under the Company’s former parent.	Consists of an automobile allowance for Mr. Gober and automobile and homeowner’s insurance premiums for Messrs. Gober, Smith and Godwin.	None.

•	Salary

Minimum salary for each of the NEOs is established pursuant to existing employment contracts. There was no change to any NEO’s base salary in 2009.

•	Annual Performance Incentive Plans

The Annual Executive Bonus Plan was established and approved by our shareholders in 2006. Our Compensation Committee structured the Annual Executive Bonus Plan for 2009 on the attainment of certain performance goals based on three performance measures: return on average invested capital (excluding excess capital), accident-year combined ratio and growth in gross written premiums.

Under the Annual Executive Bonus Plan for 2009, in which all NEOs participated, Mr. Gober had the opportunity to receive up to a maximum of 200% of his contractual annual base salary, with a target of 100% of his contractual annual base salary, Messrs. Simon and Smith had the opportunity to receive up to a maximum of 140% of their contractual annual base salary, with a target of 70% of their contractual annual base salary, and Messrs. Godwin and Pitrone had the opportunity to receive up to a maximum of $350,000, with a target of $175,000. Under the 2009 formula for the Annual Executive Bonus Plan, an equal one-third weighting was assigned to each of the following three performance measures: operating return on average invested capital

(excluding excess capital), accident-year combined ratio and growth in gross written premiums. Each NEO was subject to the same performance targets for each of these three performance measures. The performance targets under the Annual Executive Bonus Plan for 2009 were as follows:

Operating Return on Average Invested Capital, excluding Excess Capital (33.3% weighting)

Target	Percentage Payout
10.0% or above	200%
8.5%	150%
7.0%	100%
6.0% or below	0%

Actual 2009 Operating Return on Average Invested Capital, excluding Excess Capital = 13.54% (equating to 66.7% of each NEO’s target bonus base)

“Operating Return on Average Invested Capital, excluding Excess Capital”—means net earnings less realized gains/losses on investments as a percentage of invested capital. “Invested capital, excluding Excess Capital” is defined as debt plus equity less (1) unrealized gains/losses on investments and (2) capital in excess of that needed to maintain a 35% adjusted debt to total capital ratio (including operating leases) required to maintain the Company's current ratings.

Accident-Year Combined Ratio (33.3% weighting)

Target	Percentage Payout
94.5% or below	200%
95.5%	150%
96.5%	100%
97.5% or above	0%

Actual 2009 Accident-Year Combined Ratio = 95.90% (equating to 43.3% of each NEO’s target bonus base)

“Accident-Year Combined Ratio”—means the statutory combined ratio less favorable/unfavorable development on prior accident period loss and loss adjustment expense reserves plus GAAP agent balances and premium receivables charged off.

Growth in Gross Written Premiums (33.3% weighting)

Target	Percentage Payout
0.0% or above	200%
- 2.5%	150%
- 5.0%	100%
- 10.0% or below	0%

Actual 2009 Growth in Gross Written Premiums = -5.36% (equating to 30.9% of each NEO’s target bonus base)

Straight-line interpolation was used to determine the NEOs’ payouts for those performance results falling between the designated performance targets.

On February 22, 2010, the incentive compensation for each of Messrs. Gober, Smith, Simon, Godwin and Pitrone was determined by our Compensation Committee to be: $787,349, $300,624, $400,832, $246,575 and $246,575, respectively. Each NEO’s payout under the Annual Executive Bonus Plan for 2009 was at 140.9% of each NEO’s target amount.

•	Annual Profit Sharing Plan

In November 2009, as has been the practice in prior years for the Company, Mr. Gober approved a discretionary annual profit sharing bonus equivalent to the greater of one-week’s pay or $1,000 [pro-rated for employees who were not continuously employed with the Company since January 1, 2009] for all full-time employees that do not participate in the Annual Executive Bonus Plan or the Company’s incentive bonus plan for certain managerial and professional employees. As such, none of the NEOs received this bonus payment in 2009.

•	Performance Share Plan

As noted above, our Compensation Committee believes that a meaningful portion of an NEO’s overall compensation should be equity-based. During its 2007 compensation review, PM&P recommended that our Compensation Committee institute a performance share plan to motivate the NEOs and to facilitate increased ownership of the Company’s stock by its NEOs. In 2008, our Board of Directors and shareholders approved the 2008 Performance Share Plan. Our Board subsequently amended the 2008 Performance Share Plan to reduce the number of shares available for issuance to 500,000 from 1,000,000.

Prior to the issuance of any awards under the 2008 Performance Share Plan, Mr. Gober expressed to our Compensation Committee his belief that a company functions best when senior management embraces a team oriented approach to making business decisions, as is the practice at Infinity, and as such, that the annual awards to each NEO should not vary considerably, if at all. However, our Compensation Committee ultimately concluded that the Chief Executive Officer’s award should be larger than the award to the other NEOs given the breadth of his responsibilities, but in keeping with Mr. Gober’s wishes, decided to limit Mr. Gober’s annual award to approximately 110% of the size of the annual awards to the other NEOs. On February 24, 2009, our Compensation Committee approved an award of 8,560 Performance Share Units to Mr. Gober and awards of 7,704 Performance Share Units to each of Messrs. Smith, Simon, Godwin and Pitrone for the 2009-2011 Performance Measurement Cycle. In determining the number of Performance Share Units to award, the Compensation Committee divided the average of the intraday high and low price of the Company’s common stock for the last five trading days of calendar year 2008 into $400,000 (the same amount used since 2008) for Mr. Gober and $360,000 (the same amount used since 2008) for each of Messrs. Smith, Simon, Godwin and Pitrone to arrive at the Performance Share Unit award for each NEO.

At the conclusion of each three-year Performance Measurement Cycle, which begins on January 1 st of year 1 and ends on December 31st of year 3, each Performance Share Unit will convert to between 0 to 3 shares of common stock of the Company depending on the performance results. In determining the conversion ratio, actual performance will be measured against the pre-established 2009-2011 Performance Component Targets, which consist of i) a matrix with the performance results for the annual Growth in Net Written Premiums on one axis and the Statutory Combined Ratio, including Write Offs, Bad Faith Claims, on the other axis, to establish an initial payout ratio of between 0% to 200%, and ii) the Compound Annual Growth Rate in Urban Zone Net Written Premiums performance, which allows for the initial payout ratio to be increased by up to 1.5 times, thus resulting in a potential payout of between 0% to 300%. The Performance Component Targets for awards granted in 2009 for the 2009-2011 Performance Measurement Cycle are as follows:

Performance Measure	Threshold	Target	Maximum
Statutory Combined Ratio, including Write Offs, Bad Faith Claims	98.0%	96.0%	94.5%
Growth in Net Written Premiums	<-7.5%	2.5%	10.0%

The initial payout ratio is 0% at or below “Threshold” performance, 100% at “Target” performance, and 200% at “Maximum” performance, subject to enhancement as set forth below.

Compound Annual Growth Rate in Urban Zone Net Written Premiums	Multiplier
<7.5%	1.00
7.5%-15.0%	1.25
>15.0%	1.50

“Statutory Combined Ratio”—means the statutory combined ratio plus GAAP agent balances and premium receivables charged off.

“Growth in Net Written Premiums”—means the growth in premiums written on all policies the company has issued during the period, net of reinsurance.

“Compound Annual Growth Rate in Urban Zone Net Written Premiums”—means the compound annual growth rate of premiums written on all policies the company has issued in designated Urban Zones, net of reinsurance.

Straight-line interpolation will be used to determine payments for performance results that fall between the points on the 2009-2011 Performance Compensation Matrix.

•	Restricted Stock

The Compensation Committee believes that the restricted stock grants made in 2007 continues to provide an adequate retention incentive for the NEOs; therefore, no restricted stock was granted to the NEOs during 2009.

•	Retirement and Deferred Compensation Plans

Prior to 2009, the Company matched employee contributions to the 401(k) plan on a dollar-for-dollar basis on the first 3% of a participant’s contributions. Beginning on January 1, 2009, the Company matches employee contributions to the 401(k) plan in an amount equal to 100% of the first 4% of a participant’s deferral contribution and 50% of the next 2% of a participant’s deferral contribution. NEOs are eligible to receive matching benefits. Since 2008, the Company has not made a discretionary contribution to the 401(k) plan and does not currently intend to make discretionary contributions in future years. However, the Company retains the ability to resume making discretionary contributions at any time.

The IRC limits employer matching and discretionary contributions into qualified defined contribution plans, e.g. 401(k) plans, to the first $245,000 of an employee’s annual compensation. The Company maintains the SERP in which employees, including NEOs earning in excess of the IRC annual compensation limit (currently $245,000), may participate. As a result of the aforementioned changes to the Company’s 401(k) plan, the Company amended the SERP, effective January 1, 2010, to permit a participant to make contributions into the SERP by deferring a portion of his or her compensation that exceeds the IRC annual compensation limit and to receive a Company matching contribution on such deferrals in an amount equal to 100% of the first 4% of a participant’s deferral contribution and 50% of the next 2% of a participant’s deferral contribution.

The Company also maintains the DCP into which any eligible participant, including the NEOs, may elect to defer from 5% to 80% of his or her base salary during any calendar year period and/or from 10% to 80% of any direct lump sum incentive payment. The Company does not have a defined benefit retirement plan for its employees, including its NEOs.

•	Perquisites

It is the Company’s philosophy to limit the type and amount of perquisites that it provides to its executives, including its NEOs. As disclosed in the Summary Compensation Tables, Mr. Gober received a personal automobile allowance, and Messrs. Gober, Smith and Godwin received automobile and homeowner’s insurance premium reimbursements.

Employment Contracts / Change-in-Control Arrangements

The Company has an employment agreement, as amended on May 18, 2009, with Mr. Gober that will expire on December 31, 2011. The Company has employment agreements with Messrs. Simon, Smith, Pitrone, and Godwin that will expire on July 31, 2011. The NEOs’ employment agreements contain a “double trigger” for payment of severance benefits upon a change-in-control (meaning that an executive is entitled to severance benefits only upon the occurrence of both a change-in-control and termination of employment, as defined in the agreements). Our Board believes that such an arrangement is more beneficial to the Company than employment agreements providing for severance benefits solely upon a change-in-control. The employment agreements provide for a base salary of at least $558,800 for Mr. Gober, $406,400 for Mr. Simon, $304,800 for Mr. Smith, $237,806 for Mr. Godwin and $220,000 for Mr. Pitrone, and an annual incentive opportunity for each NEO. Pursuant to the employment agreements, the annual incentive target must be equal to at least 100% of Mr. Gober’s annual salary, 60% of Messrs. Smith and Simon’s annual salary, and 50% of Messrs. Pitrone, and Godwin’s annual salary.

Each NEO’s employment agreement provides for certain severance benefits in the event that the NEO’s employment with the Company is terminated. If Messrs. Gober, Simon, Smith, Godwin or Pitrone’s employment is terminated by the Company other than for cause, or is terminated by the executive for “good reason,” which includes, among other things, the assignment to the executive of any duties inconsistent with the executive’s status as an executive officer of the Company (including by reason of the Company becoming a subsidiary, or under the control, of a company not an affiliate of Infinity), the agreements provide that the executive will receive payment of:

•	two times the executive’s most recent salary in a lump sum payment;

•

(for Mr. Gober only) a lump-sum payment of five hundred fifty-eight thousand dollars ($558,000) pro-rated based on the actual number of days elapsed in the year in which the executive’s termination takes place, plus one million one hundred sixteen thousand dollars ($1,116,000);

•	(except for Mr. Gober) two times the executive’s target annual incentive in a lump sum payment;

•

100% vesting of any stock options (all outstanding stock options for the executives have vested as of February 13, 2009) and an allowance that such options may be exercised within three (3) years of the executive’s termination date;

•

(except for Mr. Gober) the executive’s target annual incentive, pro rated based upon the actual number of days elapsed in the year in which the executive’s termination takes place in a lump sum payment;

•	100% vesting of restricted shares;

•	(except for Mr. Gober) immediate conversion to cash of all performance units issued under the 2005 LTIC (all payments under the 2005 LTIC have been made as of the first quarter of 2009);

•	payment of the executive’s life insurance for 24 months after termination;

•	payment of the executive’s medical and dental benefits for a period of 18 months after termination; and

•	(for Mr. Gober only) accelerated, pro rata vesting of restricted stock upon qualified retirement.

In the event of an NEO’s death or disability, the NEO (or the NEO’s estate) will receive a lump sum payment equal to the NEO’s target annual incentive (or, in the case of Mr. Gober’s death or disability, five hundred fifty-eight thousand dollars ($558,000)), pro rated based upon the actual number of days elapsed in the year in which the NEO’s termination takes place. Regardless of the manner in which an NEO’s employment is terminated, an NEO is entitled to receive amounts earned but unpaid during the NEO’s term of employment. These amounts include accrued but unpaid salary, payment of accrued but unused vacation time, and reimbursement of any incurred business expense prior to the date of termination. Additionally, an NEO will be entitled to receive all amounts, if any, accrued and vested under our 401(k) Plan, the DCP, and the SERP. All payments set forth in the employment agreement shall be paid in a manner that complies with Section 409A of the IRC.

Pursuant to the terms of each NEO’s employment agreement, each NEO agrees to the following restrictions during the term of the NEO’s employment and for a period of 12 months (24 months in the case of Mr. Gober) following the NEO’s termination of employment:

•	Non-Competition. The executive agrees not to compete against the Company.

•	Non-Diversion. The executive agrees not to divert customers or take advantage of business opportunities of which the executive becomes aware during his employment with the Company.

•	Non-Recruitment. The executive agrees not to solicit, induce or influence or attempt to solicit, induce or influence any employee of the Company to leave his or her employment.

•	Non-Disclosure. The executive agrees not to disclose confidential information of the Company.

•

Litigation Cooperation. The executive agrees to reasonably cooperate with the Company, at the Company’s expense, by making himself available to testify on behalf of the Company in any action, suit or proceeding and to provide information to the Company or its counsel in regards to such action, suit or proceeding.

•

Non-Disparagement. Both the Company and the executive agree not to make disparaging statements about each other; however, neither party is precluded from making truthful statements or disclosures as required by law, regulation or the legal process.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee is responsible for establishing the compensation for the NEOs and for administering Infinity’s equity-based compensation plans. Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K as well as the accompanying tables, and based on this review and discussion has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Respectfully submitted,

Compensation Committee

Harold E. Layman (Chairman)

William Stancil Starnes

Gregory C. Thomas

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Awards ($) (e) [1] [2]		Non-Equity Incentive Plan Compensation ($) (g)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)		All Other Compensation ($) (i)		Total ($) (j)[3]

James R. Gober Chief Executive Officer and President	2009	$558,800	$0		$317,918	[4]	$787,349	[5]	$57,581	[6]	$32,624	7 8 9	$1,754,272
	2008	$558,800	$0		$432,804	[4]	$605,879	[5]	$22,618	[6]	$25,170	7 8 9	$1,645,272
	2007	$558,800	$0		$683,060		$1,519,781	5 10 11	$0		$54,909	7 8 9 12	$2,816,550

Roger Smith Executive Vice President and Chief Financial Officer	2009	$304,800	$0		$286,127	[4]	$300,624	[5]	$11,287	[6]	$28,057	7 8 9	$930,895
	2008	$304,800	$0		$389,532	[4]	$231,336	[5]	$4,611	[6]	$22,140	7 8 9	$952,418
	2007	$304,800	$5,862	[13]	$624,531		$704,950	5 10	$141	[6]	$33,163	7 8 9 12	$1,673,446

Samuel J. Simon Executive Vice President, General Counsel and Secretary	2009	$406,400	$0		$286,127	[4]	$400,832	[5]	$6,609	[6]	$17,084	8 9	$1,117,052
	2008	$406,400	$0		$389,532	[4]	$308,447	[5]	$3,106	[6]	$13,140	8 9	$1,120,625
	2007	$406,400	$7,815	[13]	$624,531		$771,250	5 10	$223	[6]	$29,132	8 9 12	$1,839,351

Glen N. Godwin, Senior Vice President, Business Development	2009	$237,806	$0		$286,127	[4]	$246,575	[5]	$15,863	[6]	$22,843	7 8 9	$809,214
	2008	$237,806	$4,573	[13]	$389,532	[4]	$170,625	[14]	$5,890	[6]	$19,073	7 8 9	$827,498
	2007	$232,881	$4,573	[13]	$624,531		$796,013	10 11 15	$0		$33,806	7 8 9 12	$1,691,804

Scott C. Pitrone, Senior Vice President, Product Management	2009	$220,000	$0		$286,127	[4]	$246,575	[5]	$153	[6]	$18,163	8 9	$771,018
	2008	$220,000	$4,231	[13]	$389,532	[4]	$72,188	[14]	$0		$13,140	8 9	$699,091
	2007	$220,000	$4,231	[13]	$624,531		$565,388	10 11 15	$0		$16,780	8 9 12	$1,430,930

[1]

For dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007, calculated in accordance with FASB ASC Topic 718 for awards under the Company’s 2008 Performance Share Plan and Restricted Stock Plan and for assumptions used in the calculation of these amounts, please refer to Note 7 (Note 6 for years ending prior to December 31, 2009), Share-Based Compensation, to the Company’s audited financial statements for the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007, included in the Company’s 2009, 2008 and 2007 Annual Reports on Form 10-K.

[2]

Represents the fair value on the date of grant for the award of restricted stock made in 2007 and the awards of Performance Share Units under the 2008 Performance Share Plan made in 2008 and 2009, calculated in accordance with FASB ASC Topic 718. The fair value of the Performance Share Units is based upon the assumption that the probable performance outcome will be at the targeted performance level; however, the actual amount may be more (up to three times the award) or less (down to zero times the award) if actual performance is above or below, respectively, the targeted performance level.

[3]	Rows may not cross-foot due to rounding.
[4]

Grant date fair value for performance at the maximum achievement level equals $953,755 for Mr. Gober and $858,380 for Messrs. Smith, Simon, Godwin and Pitrone in 2009, and $1,298,413 for Mr. Gober and $1,168,596 for Messrs. Smith, Simon, Godwin and Pitrone in 2008.

[5]

Includes payments of $787,349, $300,624, $400,832, $246,575 and $246,575 to Messrs. Gober, Smith, Simon, Godwin and Pitrone, respectively, payable in the first quarter of 2010 under the Annual Executive Bonus Plan for 2009, payments of $605,879, $231,336 and $308,447 to Messrs. Gober, Smith and Simon, respectively, payable in the first quarter of 2009 under the Annual Executive Bonus Plan for 2008, and payments of $607,750, $198,900 and $265,200 to Messrs. Gober, Smith and Simon, respectively, payable in the first quarter of 2008 under the Annual Executive Bonus Plan for 2007.

[6]	Attributable to above market rate of interest on participant’s deferred compensation balance.
[7]

Includes i) automobile allowances of $8,033; $7,042 and $5,856 for Mr. Gober in 2009, 2008 and 2007, respectively, and of $4,029 for Mr. Godwin in 2007, and ii) automobile and homeowner’s insurance premiums of $4,896, $9,000 and $4,670 for Messrs. Gober, Smith and Godwin, respectively, in 2009, of $4,404, $9,000 and $5,933 for Messrs. Gober, Smith and Godwin, respectively, in 2008, and of $4,320, $9,000 and $9,000 for Messrs. Gober, Smith and Godwin, respectively, in 2007.

[8]

Includes matching 401(k) contributions of $12,250, $12,250, $10,277, $11,366 and $11,357 for Messrs. Gober, Smith, Simon, Godwin and Pitrone, respectively, in 2009, and of $6,900 and $12,375 for 2008 and 2007, respectively, for Messrs. Gober, Smith, Simon, Godwin and Pitrone.

[9]

Includes accrued but unpaid dividends on restricted stock in the amount of $7,445, $6,824 and $2,792 in 2009, 2008 and 2007, respectively, for Mr. Gober and of $6,807, $6,240 and $2,553 in 2009, 2008 and 2007, respectively, for Messrs. Smith, Simon, Godwin and Pitrone.

[10]

Includes $641,350 for Mr. Gober and $443,230 for Messrs. Smith, Simon, Godwin and Pitrone from the 2005 LTIC, 75% of which was payable in 2008 and 25% of which was payable in 2009, and which further includes an additional $90,900 paid to Mr. Gober and $62,820 paid to Messrs. Smith, Simon, Godwin and Pitrone based upon favorable development of the combined ratio for the 2005 through 2007 accident year results during calendar year 2008.

[11]	Includes $179,781 for Mr. Gober and $26,150 for Messrs. Godwin and Pitrone from a long-term incentive compensation plan established prior to Infinity becoming a publicly traded company.
[12]	Includes supplemental executive retirement contributions of $29,566, $9,235, $14,204, $5,849 and $1,852 for Messrs. Gober, Smith, Simon, Godwin and Pitrone, respectively, for 2007.
[13]	Represents the discretionary profit sharing bonus made by the Company, as described in the Compensation Discussion and Analysis section.
[14]

Includes $155,313 and $24,063 of incentive compensation for Messrs. Godwin and Pitrone, respectively, for 2008 performance, of which $116,485 and $18,047, respectively, was paid in the first quarter of 2009 and the remainder of which was payable during the first quarter of 2010, and which further includes an additional $15,312 and $48,125 paid to Messrs. Godwin and Pitrone, respectively, for favorable development of the combined ratio for accident year 2008 during the 2009 calendar year.

[15]

Includes $264,938 and $34,313 of incentive compensation for Messrs. Godwin and Pitrone, respectively, for 2007 performance, of which $198,704 and $25,735, respectively, was paid in the first quarter of 2008 and the remainder of which was payable during the first quarter of 2009, and which further includes a reduction of $1,125 in the amount paid to both Messrs. Godwin and Pitrone due to unfavorable development of the combined ratio for accident year 2007 during the 2008 calendar year.

GRANTS OF PLAN-BASED AWARDS

Name (a)	Grant Date (b)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
James R. Gober	02/24/2009	(1)	$0	$558,800	$1,117,600	—	—	—	—
	02/24/2009	(2)	—	—	—	0	8,560	25,680	$317,918	(3)
Roger Smith	02/24/2009	(1)	$0	$213,360	$426,720	—	—	—	—
	02/24/2009	(2)	—	—	—	0	7,704	23,112	$286,127	(3)
Samuel J. Simon	02/24/2009	(1)	$0	$284,480	$568,960	—	—	—	—
	02/24/2009	(2)	—	—	—	0	7,704	23,112	$286,127	(3)
Glen N. Godwin	02/24/2009	(1)	$0	$175,000	$350,000	—	—	—	—
	02/24/2009	(2)	—	—	—	0	7,704	23,112	$286,127	(3)
Scott C. Pitrone	02/24/2009	(1)	$0	$175,000	$350,000	—	—	—	—
	02/24/2009	(2)	—	—	—	0	7,704	23,112	$286,127	(3)

(1)

Our Compensation Committee approved the Annual Executive Bonus Plan for 2009 performance on February 24, 2009. The shareholders approved the Annual Executive Bonus Plan at the Annual Meeting of Shareholders on May 23, 2006.

(2)

Our Compensation Committee approved the Performance Component Targets for the 2009-2011 Performance Measurement Cycle (as such terms are defined in the 2008 Performance Share Plan) on February 24, 2009. The shareholders approved the 2008 Performance Share Plan at the Annual Meeting of Shareholders on May 20, 2008.

(3)

Represents the aggregate grant date fair value of the awards, calculated in accordance with FASB ASC Topic 718, based upon the assumption that actual performance will be at the targeted performance level.

In keeping with his egalitarian-based approach towards executive compensation, Mr. Gober advised our Compensation Committee that he would prefer that each NEO receive an identical or nearly identical award of Performance Share Units. Our Compensation Committee elected to award Mr. Gober a slightly larger grant, approximately eleven percent (11%) larger, at its February 24, 2009 meeting. For further information regarding the Annual Executive Bonus Plan for 2009, the 2008 Performance Share Plan and the Performance Measurement Cycle for 2009-2011, please refer to the Compensation Discussion and Analysis section of this Proxy Statement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)		Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
James R. Gober	25,000	—	—	$33.58	(1)	02/13/2014	15,510	(3)	$630,326	11,072	(4)	$0
	101,500	—	—	$16.00	(2)	02/18/2013				8,560	(5)	$347,878
Roger Smith	20,000	—	—	$33.58	(1)	02/13/2014	14,181	(3)	$576,316	9,965	(4)	$0
										7,704	(5)	$313,091
Samuel J. Simon	20,000	—	—	$33.58	(1)	02/13/2014	14,181	(3)	$576,316	9,965	(4)	$0
	36,540	—	—	$16.00	(2)	02/18/2013				7,704	(5)	$313,091
Glen N. Godwin	5,000	—	—	$33.58	(1)	02/13/2014	14,181	(3)	$576,316	9,965	(4)	$0
	8,400	—	—	$16.00	(2)	02/18/2013				7,704	(5)	$313,091
Scott C. Pitrone	5,000	—	—	$33.58	(1)	02/13/2014	14,181	(3)	$576,316	9,965	(4)	$0
	7,200	—	—	$16.00	(2)	02/18/2013				7,704	(5)	$313,091

(1)

The closing price of the Company’s stock on February 13, 2004, the date of grant, was $32.12. $33.58 reflects the closing price of the Company’s stock on February 12, 2004, the day before the date of grant.

(2)

The closing price of the Company’s stock on February 18, 2003, the date of grant, was $16.02. As set forth in the Company’s Form S-1/A filed on February 12, 2003, the Company’s former parent, American Financial Group, agreed, prior to the Company’s initial public offering of common stock, to grant these options at the price of its initial public offering of common stock, $16.00, upon the consummation of the common stock offering.

(3)	Represents restricted stock vesting on July 31, 2011.
(4)

Represents Performance Share Units awarded for the 2008-2010 Performance Measurement Cycle (as such terms are defined in the 2008 Performance Share Plan). Each Performance Share Unit will convert into 0 to 3 shares of common stock based upon actual performance vis-à-vis the pre-established Performance Component Targets (as defined in the 2008 Performance Share Plan) for the 2008-2010 Performance Measurement Cycle.

(5)

Represents Performance Share Units awarded for the 2009-2011 Performance Measurement Cycle (as such terms are defined in the 2008 Performance Share Plan). Each Performance Share Unit will convert into 0 to 3 shares of common stock based upon actual performance vis-à-vis the pre-established Performance Component Targets (as defined in the 2008 Performance Share Plan) for the 2009-2011 Performance Measurement Cycle.

NONQUALIFIED DEFERRED COMPENSATION

Name (a)	Executive contributions in last FY ($) (b)	Registrant contributions in last FY ($) (c)	Aggregate earnings in last FY ($) (d)		Aggregate withdrawals / distributions ($) (e)	Aggregate balance at last FYE ($) (f)
James R. Gober	$535,056	$0	$178,010	(1)	$0	$3,901,844	(2)(3)
Roger Smith	$89,486	$0	$34,365	(1)	$0	$795,211	(2)(3)
Samuel J. Simon	$31,652	$0	$28,291	(1)	$0	$619,099	(2)(3)
Glen N. Godwin	$135,636	$0	$45,180	(1)	$0	$906,236	(2)(3)
Scott C. Pitrone	$26,907	$0	$1,662	(1)	$0	$50,231	(3)

(1)

Includes $57,581, $11,287, $6,609, $15,863 and $153 of above-market interest reported in Column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” in the above Summary Compensation Table for Messrs. Gober, Smith, Simon, Godwin and Pitrone, respectively, for fiscal year 2009.

(2)

Includes above-market interest previously reported in Column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” in the above Summary Compensation Table in the amount of $22,618, $4,611, $3,106 and $5,890 for Messrs. Gober, Smith, Simon and Godwin, respectively, for fiscal year 2008, and $141 and $223 for Messrs. Smith and Simon, respectively, for fiscal year 2007, and in the amount of $2,199, $511, $359 and $215 for Messrs. Gober, Smith, Simon and Godwin, respectively, as previously reported in Column (h) “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the registrant’s Summary Compensation Tables for fiscal years preceding 2007.

(3)

Includes Supplemental Executive Retirement Plan contributions previously reported in Column (i), “All Other Compensation,” in the above Summary Compensation Table in the amount of $29,566, $9,235, $14,204, $5,849 and $1,852, for Messrs. Gober, Smith, Simon, Godwin and Pitrone, respectively, for fiscal year 2007, and in the amount of $24,630, $7,471, $11,837 and $4,874 for Messrs. Gober, Smith, Simon and Godwin, respectively, as previously reported in Column (i) “All Other Compensation” in the registrant’s Summary Compensation Tables for fiscal years preceding 2007.

The above table contains data relating to two separate plans. One of these plans is the DCP, effective as of February 19, 2003, as amended and restated effective January 1, 2005. Certain members of management, including Messrs. Gober, Smith, Simon, Godwin and Pitrone, are eligible to participate in the DCP. For calendar year 2009, the interest rate paid on balances in the DCP was 7.13%. A participant in the DCP may elect to defer from 5% to 80% of his or her base salary during any calendar year period and/or from 10% to 80% of any direct lump sum incentive payment other than a long-term incentive compensation payment. Additionally, a participant is not permitted to make a deferral election that would reduce a participant’s paid compensation below the amount necessary to satisfy applicable employment taxes (e.g. FICA/Medicare) on amounts deferred, benefit plan withholding requirements or income tax withholding for compensation that cannot be deferred. Upon making a deferral election, the participant must decide to either defer such compensation until the participant’s termination of employment with the Company or defer such compensation until the first day of a year selected by the participant (a “Fixed Date”). However, in the event that a participant is still an employee on the Fixed Date, then such distribution will not begin until after the participant’s termination of his or her employment with the Company. Distributions begin on January 15th or July 15th of a calendar year following the expiration of the participant’s employment or the Fixed Date. Pursuant to Section 409A of the IRC, the Company will generally need to wait a minimum of six (6) months following termination of employment before making a distribution to a participant. Participants may choose to receive such distributions in a lump sum payment or in annual installments, not to exceed ten (10) years. On or about November 15th of each year, the Company establishes the interest rate to be paid on deferred compensation balances for the upcoming year.

The other plan is the SERP, effective as of May 1, 2003, as amended and restated effective January 1, 2010. Certain members of management, including Messrs. Gober, Smith, Simon, Godwin and Pitrone, are eligible to participate in the SERP. The SERP is a nonqualified deferred compensation plan that is intended to enable eligible employees to make contributions (as of January 1, 2010) and to receive employer retirement contributions that are precluded by the provisions of the Company’s 401(k) retirement plan or by limitations on compensation which may be considered in making contributions to the Company’s 401(k) retirement plan. As a result of the changes to the Company’s 401(k) plan, effective January 1, 2009, which are discussed in the Compensation Discussion and Analysis section of this Proxy Statement, the Company amended the SERP, effective January 1, 2010, to permit participants to make contributions into the SERP and the Company to make matching contributions on such participants’ contributions on compensation that exceeds the statutory annual compensation limit of $245,000 for qualified defined contribution plans. No contributions were made into the SERP in 2009.

Under the SERP, a participant may defer from 1% to 25% of his or her eligible compensation into the SERP. A participant is not permitted to make a deferral election that would reduce a participant’s paid compensation below the amount necessary to satisfy applicable employment taxes (e.g. FICA/Medicare) on amounts deferred, benefit plan withholding requirements or income tax withholding for compensation that cannot be deferred. A deferral election under the SERP is applied only after any other deferral election made pursuant to another nonqualified deferred compensation plan is applied to a participant’s compensation. Each participant in the SERP directs his or her contributions into one or more of the investment options contained in the Company’s 401(k) retirement plan (excluding a stable value fund investment option, which is not available to SERP participants). Participant returns are dependent upon the performance of the investment options chosen by the participant. No participant may receive a distribution from the SERP prior to the participant’s death or the participant’s resignation, discharge or retirement from the Company. Upon a participant’s death, the balance in the participant’s account shall be distributed to the participant’s beneficiaries in a lump sum cash payment within 90 days of the participant’s death. Upon a participant’s resignation, discharge or retirement from the Company, the participant shall be entitled to a distribution of his or her SERP account balance in a lump sum or in ten or fewer equal annual installments that begin on the following January 15th or July 15th. A SERP participant must select the time and method of payment upon his or her enrollment in the SERP. Pursuant to Section 409A of the IRC, the Company will generally need to wait a minimum of six (6) months following termination of employment before making a distribution to a participant.

Employment Contracts / Change-in-Control Arrangements

The following table shows the compensation costs that would result from a termination of an NEO’s employment due to (i) Termination by the Company without Cause or by the NEO for “good reason,” as described in the Compensation Discussion and Analysis section, (ii) Voluntary Termination by the NEO without “good reason” or by the Company with Cause, and (iii) Death or Disability. Except as otherwise indicated in the footnotes below, the calculations used to prepare this table assume that the terminating event occurred on the last day of the Company’s most recently completed fiscal year and that the price per share of the Company’s common stock is the closing market price as of the date on which the stock was last actively traded in the most recently completed fiscal year. An NEO is entitled to receive amounts earned during his term of employment regardless of the manner in which the NEO's employment is terminated. These amounts include accrued but unpaid salary, payment of accrued but unused vacation time, and reimbursement of any incurred business expense prior to the date of termination. Except for unused vacation time, these amounts are not shown in the tables. Additionally, an NEO will be entitled to receive all amounts accrued and vested under our 401(k) Plan, the DCP, and the SERP, in which the NEO participates. These amounts will be determined and paid in accordance with the applicable plans and are not included in the tables because they are not termination payments. In order to receive the enhanced payments due to Termination by the Company without Cause or by the NEO for “good reason,” the NEO must enter into a binding general waiver and release of claims with the Company. For additional information on the employment contracts of the NEOs, please refer to the Compensation Discussion and Analysis section.

Name (a)	Benefit (b)	Termination by the Company without Cause or by the Officer for “Good Reason” ($) (c)		Voluntary Termination by Officer without “Good Reason” or Termination by the Company with Cause ($) (d)	Death or Disability ($) (e)
James R. Gober	Salary	$1,117,600		$ 0	$0
	Additional Cash Payment	$1,676,400		$ 0	$558,800
	Accelerated Restricted Stock Vesting	$647,387	(1)	$ 0	$0
	Unused Vacation Time	$10,746		$10,746	$10,746
	Life Insurance	$70,540		$ 0	$0
	Medical Insurance	$10,548		$ 0	$0
	Dental Insurance	$557		$ 0	$0

Roger Smith	Salary	$609,600		$ 0	$0
	Annual Performance Incentive	$640,080		$ 0	$213,360
	Accelerated Restricted Stock Vesting	$591,915	(2)	$ 0	$0
	Unused Vacation Time	$5,862		$ 5,862	$5,862
	Life Insurance	$27,809		$ 0	$0
	Medical Insurance	$16,483		$ 0	$0
	Dental Insurance	$899		$ 0	$0

Samuel J. Simon	Salary	$812,800		$ 0	$0
	Annual Performance Incentive	$853,440		$ 0	$284,480
	Accelerated Restricted Stock Vesting	$591,915	(2)	$ 0	$0
	Unused Vacation Time	$7,815		$ 7,815	$7,815
	Life Insurance	$44,687		$ 0	$0
	Medical Insurance	$16,483		$ 0	$0
	Dental Insurance	$899		$ 0	$0

Glen N. Godwin	Salary	$475,613		$ 0	$0
	Annual Performance Incentive	$525,000		$ 0	$175,000
	Accelerated Restricted Stock Vesting	$591,915	(2)	$ 0	$0
	Unused Vacation Time	$4,573		$ 4,573	$4,573

Name (a)	Benefit (b)	Termination by the Company without Cause or by the Officer for “Good Reason” ($) (c)		Voluntary Termination by Officer without “Good Reason” or Termination by the Company with Cause ($) (d)	Death or Disability ($) (e)
	Life Insurance	$24,963		$ 0	$0
	Medical Insurance	$16,483		$ 0	$0
	Dental Insurance	$899		$ 0	$0

Scott C. Pitrone	Salary	$440,000		$ 0	$0
	Annual Performance Incentive	$525,000		$ 0	$175,000
	Accelerated Restricted Stock Vesting	$591,915	(2)	$ 0	$0
	Unused Vacation Time	$4,231		$ 4,231	$4,231
	Life Insurance	$18,404		$ 0	$0
	Medical Insurance	$10,548		$ 0	$0
	Dental Insurance	$557		$ 0	$0

(1)

Includes $17,061 in accrued but unpaid dividends on restricted stock, with $7,445, $6,824 and $2,792 reported in Column (i), “All Other Compensation,” in the above Summary Compensation Table for years 2009, 2008 and 2007, respectively.

(2)

Includes $15,599 in accrued but unpaid dividends on restricted stock, with $6,807, $6,240 and $2,553 reported in Column (i), “All Other Compensation,” in the above Summary Compensation Table for years 2009, 2008 and 2007, respectively.

DIRECTOR COMPENSATION

The Company uses a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on its Board of Directors. In setting director compensation, consideration is given to the limited pool of individuals with the necessary skills to serve as a director of a publicly-traded company and the significant time commitment required of each director, particularly with respect to the enhanced time commitments of those individuals that serve on one or more Board committees, as Chairman of a Board committee and/or as Lead Director.

Cash Compensation Paid to Board Members

For the fiscal year ended December 31, 2009, each Non-Employee Director received an annual cash retainer of $30,000. The Chairmen of the Compensation, Investment and the Nominating and Corporate Governance Committees each received an additional annual cash retainer of $5,000. The Chairman of the Audit Committee and the Lead Director each received an additional annual cash retainer of $15,000. Finally, each Non-Employee Director received a cash payment of $1,500 for each Board or committee meeting attended, whether in person or telephonically. Board members who are employees of the Company are not entitled to cash compensation for their service on the Board or for attending Board or committee meetings.

Equity Compensation Paid to Board Members

The equity portion of a Non-Employee Director’s annual retainer is $50,000. The Company has established the Non-Employee Directors’ Stock Ownership Plan (the “Directors’ Stock Plan”) for the purpose of better aligning the interests of its Non-Employee Directors with the interests of its shareholders by providing a portion of the Non-Employee Directors’ annual compensation in the form of restricted stock. Pursuant to the Directors’ Stock Plan, each Non-Employee Director is entitled to receive a grant of restricted stock on or about June 1st of each year, which vests 6 months after the date of grant. Under the Directors’ Stock Plan, each Non-Employee Director annually receives $50,000 in the form of a restricted stock grant, determined by dividing the average trading price (defined as the midpoint between the intraday high and low) of the Company’s common stock for the five trading days preceding the date of grant into $50,000. Any fractional result is rounded up to the nearest whole number.

In order to further align the Non-Employee Directors’ interests with the interest of the Company’s shareholders, the Directors’ Stock Plan contains guidelines specifying that each director, within three years of receiving his or her first restricted stock grant, should beneficially own Company stock in an amount equal to at least $90,000 or three times the then-current cash portion of the annual Board retainer, whichever is less (the “Share Ownership Target”). The Directors’ Stock Plan provides that no Non-Employee Director shall dispose of shares received as part of an annual restricted stock grant until that director reaches the Share Ownership Target.

Infinity encourages its Non-Employee Directors to attend director education seminars that are designed to develop skills and strategies for effective service on the Board. As such, Infinity has a policy of reimbursing Non-Employee Directors for the reasonable and direct costs, including transportation and lodging, of attending such educational seminars. These reimbursement costs are not included in the following Director Compensation table.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c) (1)	All Other Compensation ($) (g)		Total ($) (h)
Teresa A. Canida(2)	$26,044	$50,000	$329	(3)	$76,373
Jorge G. Castro	$53,500	$50,000	$329	(3)	$103,829
Harold E. Layman	$48,500	$50,000	$329	(3)	$98,829
Drayton Nabers, Jr.	$65,000	$50,000	$329	(3)	$115,329
William Stancil Starnes	$48,000	$50,000	$329	(3)	$98,329
Gregory C. Thomas	$61,500	$50,000	$329	(3)	$111,829
Samuel J. Weinhoff	$45,000	$50,000	$329	(3)	$95,329

(1)

Represents the fair value on the date of grant for the award of restricted stock, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7, Share-Based Compensation, to the Company’s audited financial statements for the fiscal year ended December 31, 2009, included in the Company’s 2009 Annual Report on Form 10-K.

(2)	Ms. Canida was elected to the Board of Directors on May 18, 2009.
(3)	Includes dividends paid on restricted stock during the restriction period.

Security Ownership of Certain Beneficial Owners

The following are the only shareholders that we know to beneficially own 5% or more of our outstanding common stock as of December 31, 2009. As permitted under the rules of the Securities and Exchange Commission, information regarding the following shareholders and contained in the table below has been obtained from reports filed with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	1,601,810	(1)	11.7%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	1,479,986	(2)	10.88%

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	1,070,044	(3)	7.87%

NewSouth Capital Management, Inc. 1100 Ridgeway Loop Rd., Suite 444 Memphis, TN 38120	687,325	(4)	5.1%

(1)

According to the information contained in the Schedule 13G/A filed by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Stock Fund, Inc. (collectively, “Price Associates”) with the Securities and Exchange Commission on February 11, 2010, Price Associates has sole voting power as to 154,710 of these shares and sole dispositive power as to all shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. This information is provided as of December 31, 2009.

(2)

According to the information contained in the Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the Securities and Exchange Commission on February 8, 2010, Dimensional has sole voting power as to 1,474,283 shares and sole dispositive power as to all shares. Such shares are owned by certain investment companies, commingled group trusts and separate accounts to which Dimensional furnishes investment advice or acts as investment manager. Dimensional disclaims beneficial ownership of all such shares. This information is provided as of December 31, 2009.

(3)

According to the information contained in the Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on January 29, 2010, various persons have the right to receive or power to direct the receipt of dividends from, or the proceeds from the sale of the Company’s common stock, and no such person’s interest in the Company’s common stock is more than 5% of the total outstanding shares of the Company’s common stock. This information is provided as of December 31, 2009.

(4)

According to the information contained in the Schedule 13G filed by NewSouth Capital Management, Inc. (“NewSouth”) with the Securities and Exchange Commission on February 12, 2010, NewSouth has sole voting power as to 627,842 of these shares and sole dispositive power as to all shares. NewSouth is an Investment Advisor and in such capacity acquired the securities on behalf of its clients. This information is provided as of December 31, 2009.

Security Ownership of Directors and Executive Officers

The following table shows the beneficial ownership of common stock by each director and each named executive officer and our directors and executive officers as a group, as of March 30, 2010. Additional information regarding the directors can be found under Item 1: Election of Directors.

Name	Position	Common Stock Subject to Options Exercisable within 60 Days	Other Common Stock Beneficially Owned		Total Common Stock Beneficially Owned
					Amount	Percentage
James R. Gober	Chairman of the Board, Chief Executive Officer and President	114,000	72,206	(1)	186,206	1.40%
Roger Smith	Executive Vice President, Chief Financial Officer, Treasurer and Director	20,000	0	(2)	20,000	*
Samuel J. Simon	Executive Vice President, General Counsel, Secretary and Director	56,540	8,650	(2)	65,190	*
Glen N. Godwin	Senior Vice President, Business Development	13,400	888	(2)	14,288	*
Scott C. Pitrone	Senior Vice President, Product Management	12,200	878	(2)	13,078	*
Teresa A. Canida	Director	0	1,369		1,369	*
Jorge G. Castro	Director	5,000	4,940		9,940	*
Harold E. Layman	Director	5,000	6,440		11,440	*
Drayton Nabers, Jr.	Director	0	6,561		6,561	*
William Stancil Starnes	Director	0	3,618		3,618	*
Gregory C. Thomas	Director	2,500	6,390		8,890	*
Samuel J. Weinhoff	Director	2,500	7,581	(3)	10,081	*
	All executive officers, directors and nominees as a group (12 persons)				350,661	2.64%

(1)	Does not include 15,510 shares of restricted stock over which the executive lacks voting or investment power.
(2)	Does not include 14,181 shares of restricted stock over which the executive lacks voting or investment power.
(3)	Includes 500 shares held in trust for his son.
*	Less than 1%

Glen N. Godwin, age 52, was appointed as Senior Vice President, Business Development in 2009. Mr. Godwin has served in various executive capacities with Infinity since 1987.

Scott C. Pitrone, age 47, was appointed as Senior Vice President, Product Management in 2009. Mr. Pitrone has served in various executive capacities with Infinity since 1993.

Equity Compensation Plan Information

The following table includes information on all of our equity compensation plans as of December 31, 2009.

Plan Category	Number of Securities to be Issued upon Exercise of Options		Weighted- Average Exercise Price of Outstanding Options	Number of Securities Awarded as Restricted Stock	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plan approved by security holders:
2002 Stock Option Plan	312,840		$23.05	—	312,840
2002 Restricted Stock Plan	—		—	206,609	293,391
2005 Non-Employee Directors’ Ownership Plan	—		—	29,630	170,370
Employee Stock Purchase Plan	—		—	—	962,552
2008 Performance Share Plan	141,240	(1)	—	—	358,760
Equity Compensation Plans not approved by security holders:
None	—		—	—	—

(1)

Represents outstanding awards of Performance Share Units issued under the 2008 Performance Share Plan. Upon conversion, each Performance Share Unit will convert into between 0 to 3 shares of common stock. This figure, 141,240, represents the maximum number of shares of common stock that could be issued upon the conversion of the outstanding Performance Share Unit awards at December 31, 2009. As of December 31, 2009 and based upon actual results as of that date, the Company does not expect to issue any shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than ten percent (10%) of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission by a specified date. Regulations promulgated by the Securities and Exchange Commission require us to disclose in this Proxy Statement any reporting violations with respect to the 2009 fiscal year. Based solely upon a review of the applicable filings made with the Securities and Exchange Commission by the officers, directors and greater than 10% shareholders, all reports required by Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis.

Certain Relationships and Related Transactions

Pursuant to the terms of its Charter, our Nominating and Corporate Governance Committee is charged with considering questions involving potential conflict of interests between any director or member of senior management. Pursuant to the terms of our Code of Ethics, all directors and officers are also required to fully disclose any conflicts of interest to the Audit Committee Chairman. Finally, pursuant to the terms of its Charter, our Audit Committee is charged with reviewing and approving or disapproving all related-party transactions. To the extent that a transaction may constitute both a potential conflict of interest and a related-party transaction, then both the Audit Committee and Nominating and Corporate Governance Committee would review and approve or disapprove of such transaction.

Shareholder Proposals for Next Year

Any shareholder who intends to submit a proposal for the 2011 Annual Meeting of Shareholders for inclusion in the Proxy Statement for that meeting may do so in accordance with Securities and Exchange Commission Rule 14a-8 and is advised that the proposal must be received by the Corporate Secretary, at the address listed on the cover page of this Proxy Statement, no later than December 20, 2010.

For those shareholder proposals that are not submitted in accordance with Rule 14a-8, the designated proxies may exercise their discretionary voting authority, without any discussion of the proposal in our proxy materials, with respect to any shareholder proposal that is received by the Corporate Secretary after March 5, 2011. If there is a change in these deadlines by more than 30 days, we will notify you of the change through our Form 10-Q filings.

APPENDIX A

ANNUAL EXECUTIVE BONUS PLAN

(As adopted by the Board of Directors on March 30, 2010)

OBJECTIVES

On March 30, 2010, the Board of Directors established the Annual Executive Bonus Plan (the “Plan”) to further the profitability of Infinity by including performance-based compensation as a component of an executive’s annual compensation. The Plan, which replaces the annual executive bonus plan approved by Infinity’s shareholders in 2006, is designed to reflect the current market for executive compensation and to promote high levels of corporate performance that will enhance long-term shareholder value. Participants in the Plan for 2010 include the Chairman, Chief Executive Officer and President; Executive Vice President, Chief Financial Officer and Treasurer; Executive Vice President, General Counsel and Secretary; Senior Vice President, Business Development; and Senior Vice President, Product Management.

ADMINISTRATION & AWARDS

The Plan is administered by the Compensation Committee, which is composed solely of three “outside directors” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). No member of the Compensation Committee, while serving as such, is eligible to be granted a bonus under the Plan. The Compensation Committee has exclusive power to determine the conditions (including performance goals) to which the payment of the bonuses may be subject and to certify that performance goals are attained. Performance goals may include combined ratio; growth in gross or net premiums (including growth within one (1) or more specific geographical areas); earnings per share; book value; return measures (including return on equity, capital, invested capital, assets, average assets, sales or revenue); net earnings or net income (before or after taxes); expense management; earnings before or after taxes, interest, depreciation and/or amortization; cash flow; market share (including market share within one (1) or more specific geographical areas); net worth; appreciation in stock price; revenues; favorable comparison to established budgets; customer satisfaction; attainment of strategic and operational initiatives; and personal performance measures, as determined by the Compensation Committee. The Compensation Committee will assign a weight to each performance goal or measure and establishes a threshold, target and superior level of performance with respect to each goal or measure. For example, under the bonus plan that was in effect for 2009, 33.3% was assigned to operating return on average invested capital, excluding excess capital, 33.3% was assigned to accident year combined ratio and 33.3% was assigned to growth in gross written premiums.

As part of the establishment of performance goals, the Compensation Committee sets a bonus target for each participant in the Plan for the ensuing plan year. If the performance goals established for a participant are met for the plan year, the participant’s award will depend upon the level of achievement that the participant attained with respect to each goal utilizing the formula set out in the Plan. Awards may range from 0% to 200% of a participant’s bonus target. The maximum annual bonus payable to any participant under the Plan is $3,500,000.00.

As soon as practicable after the end of a calendar year, the Compensation Committee will certify whether or not the performance goals of the participants have been attained and shall report to the Board the amount of the bonus, if any, to be awarded to each participant. Once the bonus for a particular Plan year is so determined, it shall be paid in cash. However, in its discretion, the Compensation Committee may establish that the Plan provide for awards in any combination of cash, restricted stock or other equity securities; provided, however, that such equity securities are issued in accordance with the terms of shareholder approved equity plans.

Each year, within 90 days after the end of the previous year, the Compensation Committee establishes new bonus targets and performance goals under the Plan.

A-1

TAX CONSEQUENCES

The Plan shall be submitted to our shareholders for approval pursuant to the requirements of Code Section 162(m). Code Section 162(m) limits the allowable deduction for federal income tax purposes for compensation paid to a “covered employee” (as therein defined) of a public company to $1 million per year (“Deduction Limit”). The Deduction Limit applies to compensation that does not qualify for any of the limited number of exceptions provided for in Code Section 162(m).

Under Code Section 162(m), the Deduction Limit does not apply to compensation paid under a plan that meets certain requirements for “performance based compensation.” In order to qualify for this exception, the following requirements must be met: (a) the compensation must be payable on account of the attainment of one or more pre-established objective performance goals; (b) the performance goals must be established by a compensation committee of the board of directors that is comprised solely of two or more “outside directors”; (c) the material terms under which the compensation will be paid must be disclosed to and approved by shareholders before payment; and (d) the compensation committee must certify in writing that the performance goals have been satisfied prior to payment.

The Compensation Committee intends, to the extent practicable, to structure incentive compensation programs to satisfy the requirements for the “performance-based compensation” exception to the Deduction Limit and, accordingly, preserve the full deductibility of all compensation paid. As a consequence, the Plan shall be submitted to our shareholders for approval in accordance with the requirements for the “performance based compensation” exception to the Deduction Limit. If approved, the Plan will be renewed from year to year until terminated or materially amended by the Compensation Committee. Compensation paid under the Plan to “covered employees” will qualify for the “performance-based compensation” exception and, therefore, will not be subject to the Deduction Limit.

If Infinity’s shareholders do not approve the Plan, the Compensation Committee may still go forward with the bonus plan in order to maintain the market competitiveness of Infinity’s executive compensation program. However, some of the amounts awarded under a plan not approved by Infinity’s shareholders may be subject to the Deduction Limit. By triggering the Deduction Limit, Infinity’s corporate tax liability would be increased.

AMENDMENT & TERMINATION

The Compensation Committee may at any time terminate the Plan. The Compensation Committee may at any time, or from time to time, amend or suspend and, if suspended, reinstate the Plan in whole or in part. Any amendment or revision to the Plan that requires shareholder approval pursuant to Code Section 162(m) will be submitted to Infinity’s shareholders for approval. Notwithstanding the foregoing, the Plan shall continue in effect to the extent necessary to settle all matters relating to the payment of bonuses awarded prior to any such termination or suspension.

If a participant’s employment with Infinity is terminated due to the participant's death or disability, or a change in control of Infinity, he or she may be entitled to such bonus, if any, as the Compensation Committee, in its sole discretion, may determine. In the event of a participant’s discharge for cause from the employ of Infinity, he or she shall not be entitled to any amount of bonus.

The Plan has been adopted and approved by the Compensation Committee, and if approved by the shareholders, will be effective within the scope of the exceptions of Code Section 162(m) for 2010 and will remain effective for each year thereafter unless and until determined by the Compensation Committee.

A-2

APPENDIX B

INFINITY PROPERTY & CASUALTY CORPORATION

SECOND AMENDED AND RESTATED

2008 PERFORMANCE SHARE PLAN (“PLAN”)

OBJECTIVES

•	To reward key employees of Infinity proportionately with the degree to which Infinity’s performance objectives are met

•	To attract, motivate and retain achievement-oriented employees by providing a capital accumulation opportunity tied to achievement of Infinity’s long-term performance objectives

GENERAL PLAN FEATURES

Participation in the Plan shall be through the award of Performance Share Units. The Compensation Committee shall determine the award of the Performance Share Units to Infinity’s Named Executive Officers. Awards to all other employees shall be approved by the Compensation Committee, after consultation with the Chief Executive Officer and any other officer of the Company as determined by the Compensation Committee. Notwithstanding anything above to the contrary, only employees who are members of a select group of management or highly compensated employees (a “top hat” group), as defined in Employee Retirement Income Security Act of 1974 (“ERISA”), may be participants in the Plan. In no event shall the aggregate number of shares of common stock distributed through the conversion of Performance Share Units under this Plan exceed five hundred thousand (500,000), nor shall the number of shares of common stock awarded to any participant through the conversion of Performance Share Units in any Plan Year exceed 100,000.

General guidelines for the selection of participants will include, but not be limited to, the following:

(a)	Involvement and contribution of the individual in the planning, setting and/or accomplishing of the Company’s performance objectives.

(b)	Demonstrated ability of the individual to establish and/or effectively carry out plans to accomplish the Company’s performance objectives.

(c)	Demonstrated capability of the individual to make decisions and/or perform actions to effectively accomplish the Company’s performance objectives.

After the end of the three (3) year life of each Performance Measurement Cycle (defined herein), Performance Share Units shall convert to shares of common stock, and each conversion shall be based on a pre-established valuation, calculation and payment schedule (a “Performance Compensation Matrix”). The number of shares of common stock issued in exchange for Performance Share Units shall be based on the achievement of “Performance Component Targets,” which may include combined ratio; growth in gross or net premiums (including growth within one (1) or more specific geographical areas); earnings per share; book value; return measures (including return on equity, capital, invested capital, assets, average assets, sales or revenue); net earnings or net income (before or after taxes); expense management; earnings before or after taxes, interest, depreciation and/or amortization; cash flow; market share (including market share within one (1) or more specific geographical areas); net worth; appreciation in stock price; revenues; favorable comparison to established budgets; customer satisfaction; attainment of strategic and operational initiatives; and personal performance measures, as determined by the Compensation Committee.

DEFINITIONS

Award Value shall mean, with respect to any participant in the Plan, a number of shares to be distributed to the participant following the Termination Date.

Change in Control shall mean the occurrence of either a “Change in the Ownership of the Company” or a “Change in the Effective Control of the Company” as those two terms are defined below:

(i)

Change in the Ownership of the Company: Any one person, or more than one person acting as a group (as defined in Treasury Regulations Section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in the Ownership of the Company. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this definition.

(ii)	Change in the Effective Control of the Company:

(A)

Any one person, or more than one person acting as a group (as determined under Treasury Regulations Section 1.409A-3(i)(5)(vi)(D)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35 percent or more of the total voting power of the Company; provided, that if any one person, or more than one person acting as a group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or persons is not considered to cause a Change in the Effective Control of the Company; or

(B)

A majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election.

The foregoing definitions of Change in Control shall be interpreted in accordance with the requirements of Treasury Regulations Section 1.409A-3(i)(5).

Commencement Date shall mean January 1 of any year in which an award of Performance Share Units is made.

Disability shall mean the failure of the participant to render services to the Company for a continuous period of six (6) months because of the participant’s physical or mental disability or illness.

Named Executive Officer shall mean the principal executive officer, the president, the principal financial officer, the principal accounting officer, the principal operating officer and any other executive officer for whom compensation disclosure was required in the Company’s most recent filing with the Securities and Exchange Commission pursuant to Item 402 of Regulation S-K.

Performance Measurement Cycle shall mean any three (3) year period beginning upon a Commencement Date and ending upon the corresponding Termination Date.

Plan Year shall mean each calendar year within a three (3) year Performance Measurement Cycle beginning on the Commencement Date and ending on the Termination Date.

Retirement shall mean the termination of employment of an employee who is at least 65 years of age, or 55 years of age with at least ten years of employment with the Company and/or a wholly-owned subsidiary of the Company.

Termination Date shall mean December 31 of the third calendar year from the Commencement Date.

COMMENCEMENT DATE, TERM AND RESULTS COVERED

Each three (3) year Performance Measurement Cycle will commence as of the Commencement Date and terminate on the Termination Date.

CONVERSION AND PLAN PAYOUTS

The amount of stock distributed under the Plan upon conversion of the Performance Share Units shall be determined under the Performance Compensation Matrix. Interpolation will be used to determine payments for performance results that fall between the points on the Performance Compensation Matrix. On the 15th day (or the next following business day) of the fourth month following the Termination Date, the vested Performance Share Units shall convert to shares of common stock and be distributed by the Company to participants.

SPECIAL PAYOUT RULE FOR CHANGE IN CONTROL

Notwithstanding the general payout rule described in the Conversion and Plan Payouts section above, payout of the Award Value of a participant’s Performance Share Units upon the occurrence of a Change in Control shall be made as follows:

(i)	The Award Value shall be pro-rated based on the amount of days that have passed in the Performance Measuring Cycle as of the date of the occurrence of the Change in Control.

(ii)

The Award Value so determined, and expressed as a number of shares of common stock of the Company, shall then be converted to an equivalent cash value, using the closing price for such common stock on the date of the occurrence of the Change in Control.

(iii)	The cash equivalent of the Award Value, as determined above, will then be paid to the participant on the 90th day (or next business day) following the date of the Change in Control.

VESTING

Performance Share Units issued under the Plan will vest as of the Termination Date only if the participant is actively employed on a full-time basis with the Company through the Termination Date and remains eligible to participate in the Plan as of the Termination Date. In the case of a participant’s death, Disability (resulting in a termination of employment), Retirement, involuntary termination of the participant’s employment without cause (as defined in the Involuntary Termination for Cause or Voluntary Termination of Employment section below) or a Change in Control (each referred to as a “Special Event”), a participant shall be vested in a pro-rated portion of their account as of the date of the Special Event.

The Award Value of a participant’s Performance Share Units will be calculated following the Termination Date. Award Values will be determined using calculations of the Performance Component Targets for the period from the Commencement Date to the Termination Date. In the case of participants who vested as a result of a Special Event, such calculation shall be on a pro-rated basis, as discussed in the Award Value on Occurrence of Special Event section below.

UNIT AWARDS

Each grant of Performance Share Units under this Plan will be evidenced by a written document, executed by the Chief Executive Officer (or by the Secretary in the case of a grant made to the Chief Executive Officer) and delivered to the participant (each a “Performance Share Agreement”), in the form set forth in Exhibit A , attached hereto, which shall include a copy of the Plan and specify the effective date of the grant, the number and type of Performance Share Units awarded, and be subject to, and incorporate by reference, the terms and conditions of the Plan (including the Performance Compensation Matrix).

AWARD VALUE ON OCCURRENCE OF SPECIAL EVENT

In the case of a Special Event, as defined above, and if such Special Event occurs at least one (1) year after the Commencement Date, the Award Value of a participant’s Performance Share Units shall be (i) calculated based on the performance of the Company as of the Plan Year closest in number of days to the date of termination (“Early Valuation Period”), and (ii) proportional to the Early Valuation Period. By way of example, if a participant is involuntarily terminated, without cause, on September 1 of the second Plan Year, and was awarded 30,000 Performance Share Units, his or her Performance Share Unit Award Value would be a share amount equal to two-thirds of his award (20,000) multiplied by the applicable percentage based on the Company’s achievement of its Performance Component Targets through the end of the second Plan Year.

INVOLUNTARY TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION OF EMPLOYMENT

If a participant’s employment is terminated involuntarily for cause (as hereafter defined), or voluntarily (except for Disability or Retirement) before the Termination Date, all rights of such participant under this Plan or in any Performance Share Units will terminate automatically (and without any compensation therefor), and such participant will forfeit all such rights and all unpaid benefits hereunder. For purposes hereof, “cause” shall have the meaning given in any binding agreement governing the material terms of such participant’s employment with the Company or, in the absence of any such agreement or provision, shall mean conduct of the participant that is grounds for termination under the Company’s Employee Handbook or other established Company guidelines or policies.

FEDERAL INCOME TAX CONSEQUENCES

The Plan is established with the intent of having any grant of Performance Share Units taxable to the participant for Federal income tax purposes only upon the participant’s receipt of payment upon the conversion of such Performance Share Units to stock. However, no IRS ruling will be requested by the Company as to the timing of the inclusion of the value of any Performance Share Units in the participant’s taxable income or as to any other possible Federal income tax consequences of the arrangement. Consequently, no assurances are or can be given by the Company as to such consequences. In addition, the state or local tax consequences pertaining to this arrangement may or may not differ from the Federal tax treatment. For this reason, participants are urged to review this arrangement carefully and consult their tax advisers with regard to the Federal, state or local tax consequences for their individual circumstances.

OTHER GENERAL PROVISIONS

Notwithstanding anything to the contrary herein or grant hereunder, the Compensation Committee shall have final authority to decide all questions and make all determinations regarding the implementation, operation, and interpretation of the Plan, and the decisions of the Compensation Committee shall be conclusive and binding on the Company, the participants and any person claiming under or through any of them.

The Plan is an unfunded compensation plan for a select group of management or highly compensated employees. The Plan shall be administered, interpreted and construed to carry out such intention, and any provision of the Plan that cannot be so administered, interpreted and construed shall, to that extent, be disregarded.

No provision of the Plan, nor any aspect of its operation or administration, nor any document delivered or executed pursuant to or describing the Plan, shall limit or restrict in any way the right of the Company to terminate the employment of any employee at any time with or without cause, or shall be construed to impose upon the Company any liability not expressly and specifically assumed by the Company under the Plan, whether for any forfeiture of Performance Share Units or rights under Performance Share Units, or any loss of eligibility for the future grant of Performance Share Units, or otherwise, that may result if the employment of any employee should be so terminated.

No rights under the Plan, contingent or otherwise, shall be assignable, alienable or subject to any encumbrance, pledge or charge of any nature, or be subject to any lien or to attachment, levy or execution, and no such rights shall be transferable other than by designation of a beneficiary or by will or the laws of descent and distribution.

The Company may withhold any taxes that the Company determines are required to be withheld from distributions or amounts payable under the Plan under the applicable laws or other regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign.

AMENDMENT AND TERMINATION

This Plan may at any time or from time to time be amended or terminated. No amendment, modification, or termination shall adversely affect the participant’s rights under this Plan. Notwithstanding the foregoing, any amendment or discontinuance of the Plan shall be prospective in operation only and shall not affect the payment of any deferred amounts theretofore earned by any participant. Any amendment or discontinuance must comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 409A

To the extent applicable, this Plan shall be administered in compliance with Internal Revenue Code Section 409A.

EXHIBIT A

INFINITY PROPERTY AND CASUALTY CORPORATION

PERFORMANCE SHARE AGREEMENT

Infinity Property and Casualty Corporation (the “Company”), hereby awards to [INSERT NAME], (the “Employee”)                      Performance Share Units (“Performance Shares”) in accordance with and subject to the terms of the Infinity Property and Casualty Corporation 2008 Performance Share Plan (the “Plan”), a copy of which is attached hereto and made a part hereof, and of this Performance Share Agreement. All terms and conditions regarding the vesting and conversion of Performance Shares into shares of common stock of the Company are set forth in the Plan and in the Performance Compensation Matrix, attached hereto as Exhibit 1.

Except in the event of Employee’s death, the Performance Shares are non-transferable. Furthermore, the Employee shall not have any of the rights or privileges of a stockholder of the Company in respect of the Performance Shares unless and until such Performance Shares are converted into shares of common stock of the Company, pursuant to the terms and conditions of the Plan and Exhibit 1.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the          day of                  , 20        .

INFINITY PROPERTY AND CASUALTY CORPORATION

By:

Name:

Title:

I hereby accept the award of Performance Shares set forth above in accordance with and subject to the terms and conditions of this Performance Share Agreement and of the Plan and agree to be bound thereby.

Employee

INFINITY PROPERTY AND CASUALTY CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 26, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

INFINITY PROPERTY AND CASUALTY CORPORATION

The undersigned Shareholder(s) of INFINITY PROPERTY AND CASUALTY CORPORATION (the “Company”) hereby constitutes and appoints James R. Gober and Samuel J. Simon, and each of them, agents and proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 26, 2010, and at any adjournment or postponement thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all the powers which the undersigned would possess if personally present, as indicated on the reverse side.

The proxies are directed to vote as specified on the reverse side. Except as specified to the contrary on the reverse side, the shares represented by this proxy will be voted FOR all nominees listed and FOR Proposals 2, 3 and 4. If cumulative voting is invoked by a shareholder through proper notice to the Company, this proxy will give the proxy holders authority, in their discretion, to cumulate all votes to which the undersigned is entitled in respect of the shares represented by this proxy and allocate them in favor of any one or more of the nominees for director if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

The undersigned revokes any prior proxy at such meeting and ratifies all acts of said agents and proxies, or any of them, may lawfully do by virtue hereof. Receipt of Notice of Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

INFINITY PROPERTY AND CASUALTY CORPORATION

May 26, 2010

***IMPORTANT NOTICE***

Regarding Internet Availability of Proxy Materials

for the Annual Meeting to be held on May 26, 2010

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

The Proxy Statement and 2009 Annual Report are available at http://ir.ipacc.com/phoenix.zhtml?c=136099&p=irol-reports

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

						FOR	AGAINST	ABSTAIN
Proposal 1. Election of ten directors.
NOMINEES:
☐	FOR ALL NOMINEES	☐ Teresa A. Canida ☐ Jorge G. Castro ☐ James R. Gober ☐ Harold E. Layman		Proposal 2.	Ratify appointment of Ernst & Young LLP as Infinity’s independent registered public accounting firm.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Drayton Nabers, Jr. ☐ Samuel J. Simon ☐ Roger Smith		Proposal 3.	Approve the Annual Executive Bonus Plan	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)	☐ William Stancil Starnes ☐ Gregory C. Thomas ☐ Samuel J. Weinhoff		Proposal 4.	Approve the Second Amended and Restated 2008 Performance Share Plan	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.